UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PPL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EV
EV STATION
ENERGY
FORWARD

PPL CORPORATION

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Message to Our Shareowners

Dear Shareowner,

2020 was a year of unprecedented challenge as COVID-19 created a public health and economic crisis, families and businesses struggled, and racism and injustice spurred social unrest. It was a year that reminded us of how interconnected we all are in this world. With that in mind, PPL was determined to deliver for those we serve. As our enclosed materials highlight, we:

•	Provided electricity and gas safely and reliably to over 10 million customers.

•	Invested more than $3 billion in infrastructure improvements.

•	Ranked among the best for customer satisfaction in the regions we serve.

•	Achieved our earnings guidance despite the economic impact of COVID-19.

•	Increased our dividend for the 18th time in 19 years.

•	Added ownership of more than 90 megawatts of solar generation capacity.

•	Donated $12 million in support of our communities, including over $2 million in direct support for COVID-19 relief.

As our Board and executive leadership team collaborated to ensure we met our commitments to a broad range of stakeholders in 2020, we also acted to best position PPL for long-term growth and success.

Focused on unlocking value for shareowners, we launched a process to sell our U.K. utility business, Western Power Distribution (WPD), and reposition PPL as a high-growth, U.S.-focused energy company. This resulted in recent agreements to sell WPD to National Grid for £7.8 billion, or $10.2 billion,* and acquire National Grid’s Rhode Island electric and gas utility for $3.8 billion —transactions that will strengthen our credit metrics, enhance long-term earnings growth and predictability, and provide us greater financial flexibility to invest in sustainable energy solutions.

Recognizing that diversity, equity and inclusion (DEI) are essential to our long-term success, we adopted an enterprise-wide DEI strategy and commitments, as well as the “Rooney Rule” to ensure diverse candidates are considered for open board seats. And to complement the strengths of our diverse and experienced Board and support refreshment, we added a new director with more than four decades of experience in the utility industry.

Lastly, understanding the opportunity we have to shape our shared energy future, we continued to advance a multi-pronged clean energy strategy to reduce our carbon emissions, support increased electrification, enable large-scale connection of distributed energy resources, and advance research and development into clean energy solutions.

Additional performance highlights can be found throughout this proxy statement and our annual report to shareowners.

In closing, we are incredibly proud of how PPL has risen to the challenge of COVID-19 and delivered for our customers and the communities we serve. In addition, we are excited by the tremendous opportunities ahead for PPL and our ability to deliver long-term value for our shareowners. As always, we welcome your feedback on the direction we’re headed, we encourage you to vote your shares, and we invite you to join us during the live webcast of our annual meeting at 9 a.m. on Tuesday, May 18. Additional details can be found in the pages that follow.

Thank you for your continued support.

Sincerely,

Craig A. Rogerson Independent Chair of the Board	Vincent Sorgi President and Chief Executive Officer

*	Net of transaction-related taxes and fees, and based on an average foreign currency rate of $1.35/£ as of March 12, 2021, inclusive of hedges.

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Date	May 18, 2021

Time	Online check-in begins: 8:30 a.m. Eastern Time Meeting begins: 9:00 a.m. Eastern Time

Place	Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2021

Items of Business

•  To elect nine directors, as listed in this Proxy Statement, for a term of one year.

•  To conduct an advisory vote to approve the compensation of our named executive officers.

•  To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021.

•  To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 26, 2021.

Proxy Voting	Your vote is important. Please vote your shares by voting on the internet or by telephone or by completing and returning your proxy card. For more details, see the information beginning on page 78.

Due to continued COVID-19 concerns and for the safety of our employees and shareowners, this year’s Annual Meeting will be held in a virtual meeting format only, which will be conducted live through an audio webcast on the internet. You will not be able to attend the Annual Meeting in-person. The virtual meeting affords shareowners the same rights as if the meeting were held in person, including the ability to vote your shares electronically during the meeting and ask questions in accordance with our rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/PPL2021 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instructions that accompanied your proxy materials.

On Behalf of the Board of Directors,

Joanne H. Raphael Executive Vice President, General Counsel and Corporate Secretary

April 7, 2021

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 18, 2021:

This Proxy Statement and the Annual Report to Shareowners are available at

www.pplweb.com/PPLCorpProxy

QUICK INFORMATION

The following charts provide quick information about PPL Corporation’s 2021 Annual Meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 7, 2021.

Annual Meeting Information

DATE & TIME Tuesday, May 18, 2021 9:00 a.m. Eastern Time	LOCATION Meeting live via the internet. Please visit: www.virtualshareholdermeeting.com/PPL2021	RECORD DATE February 26, 2021

  Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information
Proposal 1 Election of Directors	FOR, AGAINST or ABSTAIN for each Director Nominee	FOR each Nominee	Page 5
Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers	FOR, AGAINST or ABSTAIN	FOR	Page 25
Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST or ABSTAIN	FOR	Page 74

See information beginning on page 78 on how you can vote.

  Corporate Governance and Compensation Facts

Corporate Governance or Compensation Matter	PPL’s Practice
Board Composition, Leadership and Operations
Current Number of Directors	10
Director Independence	90%
Standing Board Committee Membership Independence	Yes
Independent Chair of the Board	Yes
Voting Standards in Director Elections	Majority with plurality carve-out for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	Yes (75)
Mandatory Tenure	No
Average Nominee Age	64

Corporate Governance or Compensation Matter	PPL’s Practice

Board Composition, Leadership and Operations
Average Nominee Tenure	7.8 years
Total Diversity of Nominees	56% (based on gender, race and ethnicity)
Directors Attending Fewer than 75% of Meetings	1 (medical leave due to the COVID-19 virus)
Annual Board and Committee Self-Evaluation Process	Yes
Independent Directors Meet without Management Present	Yes
Number of Board Meetings Held in 2020	7
Total Number of Board and Committee Meetings Held in 2020	25
Proxy Access Bylaw	Yes
Sustainability and Other Governance Practices
Board and Committee Oversight of ESG	Yes
Board Oversight of Corporate Culture	Yes
Board Oversight of Cybersecurity	Yes
Sustainability Strategy and Commitments	Yes
ESG Considered in Enterprise Risk Management	Yes
Environmental Commitment	Yes
Human Rights Statement	Yes
Code of Conduct for Directors, Officers and Employees	Yes
Supplier Code of Conduct	Yes
Shareowner Engagement Practice	Yes
Corporate Political Contribution Policy	Yes
Political Contributions Disclosed	Yes
Voluntary Disclosures Using Frameworks (GRI, CDP Climate, TCFD, SASB & EEI-AGA)	Yes
Anti-hedging and Anti-pledging Policy	Yes
Robust Stock Ownership Policies	Yes
Family Relationships	None
Material Related-Party Transactions with Directors	None
Independent Auditor	Deloitte & Touche LLP
Compensation Practices
CEO Pay Ratio	64:1
Clawback Policy	Yes
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Double-Trigger Change-in-Control Provisions	Yes
Percentage of Incentive Compensation at Risk	100%
Performance-based Percentage of Long-term Incentive Compensation	80%
Dividend Equivalents Paid on Unvested Equity Awards Granted to Executive Officers	None
Tax “Gross-ups” for NEO Perquisites or in Change-in-Control Severance Agreements	None
Annual Risk Assessment of Compensation Policies and Practices	Yes
Independent Compensation Consultant	Frederic W. Cook & Co., Inc.

PPL CORPORATION 2021 Proxy Statement i

Termination Benefits	67

Severance	67

Annual Cash Incentive Awards	67

Long-term Incentive Awards	67
Summary of Benefits-Termination Events	68

CEO Pay Ratio	73

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Page 74

Fees to Independent Auditor for 2020 and 2019	74

Report of the Audit Committee	75

GENERAL INFORMATION
Page 77

ANNEX A
Page A-1

Forward-looking Statements and Non-GAAP Financial Measures

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “plans,” “intends,” “may,” “strategy,” “target,” “goals,” “anticipate,” and other similar words, and include, without limitation, statements regarding our previously announced sale of PPL’s U.K. business, the acquisition of The Narragansett Electric Company, and the anticipated effects of those transactions. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Such risks include those contained in PPL’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents PPL files with the Securities and Exchange Commission. These risks are not comprehensive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements made by PPL speak only as of the date on which they are made. PPL is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

This proxy statement, including the “Compensation Discussion and Analysis” section, contains references to “earnings from ongoing operations” of PPL. This is a measure of financial performance used by PPL, among other things, in making incentive compensation grants and awards to executive officers. It is not, however, a financial measure prescribed by generally accepted accounting principles, or GAAP. This non-GAAP financial measure adjusts “net income” (which is a GAAP financial measure) for certain special items, with further adjustments for compensation purposes. For a reconciliation of earnings from ongoing operations to net income, as well as a description and itemization of the special items and other adjustments used to derive earnings from ongoing operations for PPL and each of its business segments for compensation purposes, please see Annex A to this proxy statement.

ii PPL CORPORATION 2021 Proxy Statement

Proxy Summary

This summary highlights information found elsewhere in this proxy statement. It does not contain all of the information you should consider in voting your shares. Please refer to the complete proxy statement and 2020 Annual Report before you vote.

We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 7, 2021.

Voting Matters and Board Voting Recommendations

Election of Directors ... Page 5.

✓	Your Board recommends a vote FOR each nominee.

Management Proposals

• Advisory vote to approve the compensation of our named executive officers ... Page 25.

• Ratification of Deloitte & Touche LLP as independent auditor for 2021 ... Page 74.

✓	Your Board recommends a vote FOR both proposals.

Performance Highlights for 2020

Superior	>$3 billion	18th	Earnings

customer satisfaction, with 3 new J.D. Power awards in the U.S. and over 9-out-of-10 ratings by U.K. customers at each of our network operators	in infrastructure investment to make the grid smarter, more reliable and more resilient and to advance a cleaner energy future	dividend increase in 19 years, with our final dividend of the year marking our 300th consecutive quarterly dividend paid since 1946	from ongoing operations within 2020 guidance despite the significant economic impacts of COVID-19 in the U.S. and U.K.

$12 million	Best	CO2	Trendsetter

in contributions from our companies and foundations to build strong communities, including $2 million in COVID-19 relief	place to work for LGBTQ equality and disability inclusion, earning perfect scores on Corporate Equality Disability Equality indexes	reduction of nearly 60% from 2010 levels as we pursue our goal of cutting carbon emissions 70% by 2040 and 80% by 2050	ranking by the CPA-Zicklin Index, which evaluates political disclosure and accountability policies and practices

See page 27 for additional information on PPL’s performance highlights for 2020.

PPL CORPORATION 2021 Proxy Statement 1

PROXY SUMMARY

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships(1)

Arthur P. Beattie	66	2020	Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer, The Southern Company	X	AC, FC

Steven G. Elliott	74	2011	Retired Senior Vice Chairman, The Bank of New York Mellon Corporation	X	AC, EC, FC

Raja Rajamannar	59	2011	Chief Marketing & Communications Officer and President, Healthcare, MasterCard Incorporated	X	CC, GNC

Craig A. Rogerson	64	2005	Chairman, President and Chief Executive Officer, Hexion Holdings Corporation and Hexion Inc.	Independent Chair of the Board	CC, EC

Vincent Sorgi	49	2020	President and Chief Executive Officer, PPL Corporation	Management Director	EC

Natica von Althann	70	2009	Former financial and risk executive at Bank of America and Citigroup	X	CC, EC, FC

Keith H. Williamson	68	2005	President, Centene Charitable Foundation, and former Executive Vice President, Secretary and General Counsel, Centene Corporation	X	AC, GNC

Phoebe A. Wood	67	2018	Principal of CompaniesWood and former Chief Financial Officer of Brown-Forman Corporation	X	AC, EC, GNC

Armando Zagalo de Lima	62	2014	Retired Executive Vice President, Xerox Corporation	X	EC, FC, GNC

(1)	Board Committees: AC – Audit CC – Compensation EC – Executive FC – Finance GNC – Governance and Nominating

2 PPL CORPORATION 2021 Proxy Statement

PROXY SUMMARY

Executive Compensation Program

Overview

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. The compensation of our named executive officers, or NEOs, is aligned with our Corporate Strategic Framework, which links executive compensation with the interests of our shareowners. In 2020, 85% of both the CEO’s and former CEO’s target compensation opportunity was “at-risk” and 72% was performance-based.

CEO’s 2020 Target Total Direct Compensation Mix

Compensation Element	Features for 2020

Base Salary	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience and responsibility and also considers market data

Annual Cash Incentive	• Paid in cash • Combination of corporate and business segment financial and operational performance • Capped at two times target payout for top performance

Long-term Equity Incentives (LTI)

Performance Units Based on TSR and ROE 80%of LTI

•  Payable in shares of PPL common stock

•  Payout range from 0% to 200% of target, subject to certification of performance at the end of the three-year performance period

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

TSR-based Performance Units (50% of Performance Units)

•  Based on three-year total shareowner return (TSR) performance relative to the Philadelphia Stock Exchange Utility Index (UTY)

ROE-based Performance Units (50% of Performance Units)

•  Based on the average of PPL’s annual corporate return on equity (ROE) for each year of a three-year performance period

Restricted Stock Units 20% of LTI

•  Payable in shares of PPL common stock

•  Restricted for three years following grant

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

Other Elements	• Limited perquisites • Retirement plans • Deferred compensation plans

PPL CORPORATION 2021 Proxy Statement 3

PROXY SUMMARY

Pay for Performance

For 2020, we based performance-related compensation for the NEOs primarily on (1) our earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative TSR, and (5) corporate ROE. All of our goals align with our commitment to shareowners to create value and deliver long-term earnings growth.

Our 2020 performance resulted in:

•	Annual cash incentive award payouts ranging from 85.41% to 115.24% of target.

•	2018-2020 performance awards were paid out at 100% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2018, were forfeited due to below threshold level performance for the 2018-2020 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2018, paid out at 200% of target for the 2018-2020 performance period.

Recent Corporate Governance Highlights

•

Effective June 1, 2020, Mr. Spence retired from the company as CEO and continued to serve as non-executive Chairman of the Board until his retirement from the Board effective March 1, 2021. Mr. Sorgi was promoted to President and CEO effective June 1, 2020.

•

Effective October 1, 2020, the Board elected Mr. Beattie to the Board as an independent director. Mr. Beattie retired in 2018 as The Southern Company’s Executive Vice President, Chief Financial Officer and Chief Risk Officer and has more than four decades of experience in the utility industry.

•

To reflect its commitment to diversity, the Board amended the company’s Guidelines of Corporate Governance in January 2021 to require the pool of candidates considered by the Governance and Nominating Committee to include qualified persons who reflect diverse backgrounds, including diversity of gender and race or ethnicity and if any third-party search firm is used, it will be specifically instructed to include such candidates.

•	Effective March 1, 2021, the Board appointed Mr. Rogerson to be its independent Chair.

4 PPL CORPORATION 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

What are you voting on?	The Board of Directors is asking you to elect the nine director nominees listed below to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If, however, any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee. The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of the nominees unless you indicate otherwise on the proxy or ballot card.

In compliance with the company’s Guidelines for Corporate Governance, John W. Conway was not renominated and will continue to serve on the Board until immediately prior to the 2021 Annual Meeting of Shareowners, which follows his 75th birthday. Mr. Conway served as independent Lead Director until March 1, 2021 and is a member of the Compensation and Finance Committees. We thank Mr. Conway for his effective and thoughtful service to our company. At the time of the meeting, the Board size will be reduced from the current ten to nine directors consistent with the number of nominees.

The table below summarizes, in no particular order, the primary experiences, qualifications and skills that our nominees for director bring to the Board.

Global Business Perspective		✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓		✓	✓	✓		✓	✓
Regulated Industry	✓	✓	✓		✓	✓	✓	✓
Customer Relationships and Marketing		✓	✓			✓	✓		✓
Operations Experience		✓	✓	✓	✓	✓	✓		✓
Finance and Accounting	✓	✓		✓	✓	✓	✓	✓	✓
Technology/Cybersecurity		✓	✓					✓	✓
Environmental/Sustainability			✓	✓				✓
Senior Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓

PPL CORPORATION 2021 Proxy Statement 5

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

ARTHUR P. BEATTIE Age: 66 Director since: 2020 Independent Director	Board Committees: • Audit • Finance

Professional Experience:

•

Retired Executive Vice President, Chief Financial Officer and Chief Risk Officer (2010–2018), The Southern Company, an American gas and electric utility holding company based in the southern United States (Southern)

•	Executive Vice President and Chief Financial Officer (2005-2010), Alabama Power Company, a utility subsidiary of Southern

•	Prior to 2005, served in various executive, officer and management positions for nearly three decades at Alabama Power Company, including as a Vice President, Comptroller and Treasurer

•	Serves as an independent director of Southwest Water Company

Experience and Qualifications: With over 42 years of experience in the utility industry, and having served as chief financial officer and chief risk officer of a publicly traded utility holding company, Mr. Beattie brings to our Board a wealth of knowledge regarding the regulated utility industry as to debt and equity capital markets, financial planning and reporting, and enterprise risk management. He has industry experience in mergers, acquisitions and divestitures, and has served in various leadership positions on diverse Southern operating subsidiaries and charitable foundations. Mr. Beattie also has public board experience, having served on the board of Emageon, Inc. as an independent director and Chair of its Audit Committee before the company was acquired in 2009.

STEVEN G. ELLIOTT Age: 74 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Executive • Finance	Other Public Directorships: • Huntington Bancshares Incorporated Former Public Directorships within the Last Five Years: • AllianceBernstein Corporation (2011-2017)

Professional Experience:

•

Retired Senior Vice Chairman (1998–2010), Vice Chairman (1992–1998), Chief Financial Officer (1990–1992) and Executive Vice President and head of the finance department (1987–1990), The Bank of New York Mellon Corporation, an investment management and investment servicing company

•	Prior to joining Mellon, held senior officer positions at First Commerce Corporation, Crocker National Bank, Continental Illinois National Bank and First Interstate Bank of California

Experience and Qualifications: With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board extensive knowledge of organizational and operational management from a regulated industry perspective, as well as risk management expertise. Mr. Elliott has experience leading strategic acquisitions, divestitures and restructurings, as well as in asset servicing, securities lending, foreign exchange, capital markets, global cash management and institutional banking technology.

6 PPL CORPORATION 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

RAJA RAJAMANNAR Age: 59 Director since: 2011 Independent Director	Board Committees: • Compensation • Governance and Nominating

Professional Experience:

•

Chief Marketing & Communications Officer and President, Healthcare (2016–present), and Chief Marketing Officer (2013–2016), MasterCard Incorporated, a technology company in the global payments industry

•	Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc. (2012–2013)

•	Senior Vice President and Chief Innovation and Marketing Officer for Humana Inc. (2009–2012)

•	Various senior management marketing and sales positions with Citigroup (1994–2009)

•	Various sales and product management roles with Unilever (1988–1994)

Experience and Qualifications: With years of demonstrated leadership and business experience in a variety of regulated industry and international positions, Mr. Rajamannar brings to our Board valuable insight into global organizational and operational management, as well as marketing, data and digital technologies expertise. He also received a post graduate certificate in environmental studies.

CRAIG A. ROGERSON Age: 64 Director since: 2005 Independent Director Chair of the Board	Board Committees: • Compensation • Executive (Chair)	Former Public Directorships within the Last Five Years: • Ashland Global Holdings Inc. (2019-January 2021) • Chemtura Corporation (2008-2017)

Professional Experience:

•

Chairman, President and Chief Executive Officer (July 1, 2019–present), Hexion Holdings Corporation, and continues to serve as Chairman, President and Chief Executive Officer (2017–present), Hexion Inc., a global producer of thermoset resins as well as other chemical platforms serving a wide range of market applications. In April 2019, Hexion Inc. filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully emerged in July 2019.

•	Chairman, President and Chief Executive Officer (2008–2017), Chemtura Corporation, a global manufacturer and marketer of specialty chemicals

•	President, Chief Executive Officer and director, Hercules Incorporated (2003–2008)

•

Serves as a Director for: American Chemistry Council; Society of Chemical Industry; Pancreatic Cancer Action Network; and Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University

Experience and Qualifications: With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board significant organizational, operational and risk management expertise, as well as extensive environmental oversight and board leadership experience.

PPL CORPORATION 2021 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

VINCENT SORGI Age: 49 Director since: 2020 Management Director	Board Committees: • Executive

Professional Experience:

•	President and Chief Executive Officer (June 2020-present), PPL Corporation

•

President and Chief Operating Officer (July 2019-May 2020), Executive Vice President (January 2019-June 2019) and Chief Financial Officer (2014-2019), Senior Vice President (2014-2019) and Vice President and Controller (2010-2014), PPL Corporation

•	Controller for PPL’s former energy supply and marketing segment (2007-2010) and financial director of the former PPL Generation subsidiary (2006-2007)

•	Prior to joining PPL, worked for Public Service Enterprise Group for nine years and prior to that, Deloitte & Touche LLP for four years

•	Member, American Institute of Certified Public Accountants

•	Serves as a Director for the Electric Power Research Institute, the Edison Electric Institute and St. Luke’s Health Network

Experience and Qualifications: With more than 25 years of experience in the utility industry, Mr. Sorgi brings to our Board extensive finance and accounting expertise, providing valuable insight into the areas of financial reporting, accounting and controls. He also provides a wealth of knowledge on risk management, financial planning, and strategic development from a regulated utility industry perspective.

NATICA VON ALTHANN Age: 70 Director since: 2009 Independent Director	Board Committees: • Compensation (Chair) • Executive • Finance	Other Public Directorships: • FuelCell Energy, Inc.

Professional Experience:

•	Independent director for several public and private companies

•	Founding Partner (2009–2013), C&A Advisors, a consulting firm in the areas of financial services and risk management

•	Retired Senior Credit Risk Management Executive, Bank of America after U.S. Trust was acquired by Bank of America (2007–2008)

•	Retired Chief Credit Officer, U.S. Trust (2003–2008)

•

26 years at Citigroup in various senior management roles including managing director and co-head of Citigroup’s U.S. Telecommunications – Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group

•	Director, TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications: With her extensive background in the banking industry, including operating responsibilities and senior management experience for international businesses, Ms. von Althann brings to our Board a wealth of knowledge regarding organizational and operational management from a regulated industry perspective, as well as financial and risk management expertise.

8 PPL CORPORATION 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

KEITH H. WILLIAMSON Age: 68 Director since: 2005 Independent Director	Board Committees: • Audit • Governance and Nominating

Professional Experience:

•	President, Centene Charitable Foundation (2020–present)

•	Executive Vice President, Secretary and General Counsel (2012–2020), Centene Corporation, a provider of managed healthcare services, primarily through Medicaid, commercial and Medicare products

•	Senior Vice President, Secretary and General Counsel, Centene Corporation (2006–2012)

•

President, Capital Services Division, Pitney Bowes Inc. (1999–2006) and various positions in tax, finance and legal groups, including oversight of the treasury function and rating agency activity (1988–1998)

Experience and Qualifications: With decades of demonstrated leadership and international business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience, including from a regulated industry, as well as customer relationship expertise.

PHOEBE A. WOOD Age: 67 Director since: 2018 Independent Director	Board Committees: • Audit • Executive • Governance and Nominating (Chair)

Other Public Directorships:

•   Invesco Ltd.

•   Leggett & Platt, Incorporated

•   Pioneer Natural Resources Company

Former Public Directorships within the Last Five Years:

•   Coca-Cola Enterprises, Inc. (2010-2016)

Professional Experience:

•	Principal (2008–present), CompaniesWood, a consulting firm specializing in early-stage investments

•	Vice Chairman and Chief Financial Officer (2006-2008) and Executive Vice President and Chief Financial Officer (2001–2006), Brown-Forman Corporation

•	Vice President and Chief Financial Officer and director, Propel Corporation (2000–2001)

•	Almost 24-year tenure at Atlantic Richfield Corporation in various financial management capacities

Experience and Qualifications: With her extensive experience as a financial executive, including in the energy industry, and board service with publicly traded companies in other industries, Ms. Wood brings to our Board a wealth of experience in finance, accounting, strategic planning, capital markets and risk management. She has been actively engaged in environmental, health and safety matters through work experience and through board oversight. She has also overseen management of information technology. Through her longstanding experience on various public company boards, Ms. Wood has been actively involved with sustainability reporting, ESG ratings and has served on several panels regarding sustainability topics.

PPL CORPORATION 2021 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

ARMANDO ZAGALO DE LIMA Age: 62 Director since: 2014 Independent Director	Board Committees: • Executive • Finance (Chair) • Governance and Nominating

Professional Experience:

•	Retired Executive Vice President (2010–2015), Xerox Corporation, a multinational enterprise for business process and document management

•	President, Xerox Technology (2012–2014)

•	President of Global Customer Operations (2010–2012), Xerox Corporation

•	President (2004–2010) and Chief Operating Officer (2001–2004), Xerox Europe

•	Various sales, marketing and management positions for Xerox across Europe (1983–2001)

Experience and Qualifications: Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services, customer service and global business operations and associated risks in these areas.

*    *    *

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to elect each director. For more information about voting, see “General Information – What vote is needed for these proposals to be adopted?” beginning at page 81.

Your Board of Directors recommends that you vote FOR each nominee included in Proposal 1

10 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

Attendance. The Board of Directors met seven times during 2020. Each director, other than Mr. Rogerson, attended at least 75% of the meetings held in 2020 by the Board and the committees on which he or she served during the period for which he or she was a director. Mr. Rogerson’s attendance fell below 75% while he was on medical leave due to the COVID-19 virus, which prevented him from attending Board and committee meetings in person or virtually for more than five months. Directors are expected to attend all meetings of shareowners, the Board and the committees on which they serve. All of our directors attended the 2020 Annual Meeting of Shareowners, except for Mr. Rogerson and Mr. Beattie, who joined as a director on October 1, 2020.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the New York Stock Exchange, or NYSE, listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/governance), the Board considers all relevant facts and circumstances in making an independence determination, including transactions and relationships between each director or members of his or her immediate family and the company and its subsidiaries. The Board determined that nine directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Messrs. Beattie, Conway, Elliott, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mses. von Althann and Wood.

Executive Sessions; Independent Chair of the Board. The independent directors meet in regular executive sessions during each regularly scheduled Board meeting without management present. During 2020 and through February 28, 2021, Mr. Conway served as the presiding director for these executive sessions and also served as the independent Lead Director of the Board. Effective March 1, 2021, Mr. Rogerson was appointed by the Board as its independent Chair of the Board and he now leads the executive sessions.

Board Leadership Structure. Consistent with its commitment to regularly evaluate its leadership structure, effective March 1, 2021, the Board appointed Mr. Rogerson as independent Chair of the Board upon the retirement of Mr. Spence as non-executive Chairman of the Board. Mr. Spence had served as the non-executive Chairman of the Board since June 1, 2020, coincident with his retirement as CEO of the company. From 2011 and throughout the duration of Mr. Spence’s tenure as non-executive Chairman through February 28, 2021, Mr. Conway served as independent Lead Director. Since the appointment of Mr. Rogerson as independent Chair of the Board, there is no longer a lead director.

At this time, the Board believes it is most effective for PPL to have an independent Chair. Mr. Rogerson has substantial knowledge of our company through his longstanding service on our Board and significant organizational, operational and risk management expertise, as well as extensive environmental oversight and board leadership experience. The Board will continue to evaluate the effectiveness of the Board’s leadership structure, including by reviewing the need or desire for an independent Chair, on at least an annual basis, and will make any future decisions based upon the best interests of the company and its shareowners at that time. The Board believes the company and its shareowners are best served by maintaining the flexibility for the Board to determine who should serve in the roles of Chair and CEO, and whether those roles should be combined or separated.

Board and Committee Evaluations. Each year, the Board and each committee, other than the Executive Committee, evaluate Board and committee performance. We use a director questionnaire to facilitate the annual evaluation of topics such as Board dynamics, Board and committee effectiveness and engagement, assessment of director performance, access to management, agenda requests and the like, encouraging a broad range of commentary from each director. The Board Chair reviews the results and shares them with the entire Board in executive session at the next Board meeting. During 2020, the Chair of the GNC and the CEO also met individually with each Board member to seek additional input as to Board leadership roles and processes. As a result of these discussions, the Board appointed Mr. Rogerson as independent Chair and made certain changes to the composition of the committees, including appointing Ms. von Althann as Chair of the Compensation Committee and Mr. Zagalo de Lima as Chair of the Finance Committee. While every Board member is encouraged to provide comments as to the structure and operation of Board committees, each committee conducts its own annual assessment as well.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Communications with the Board. Shareowners or other parties interested in communicating with the Board, the independent Chair, any Board member or with the independent directors as a group may write to the person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

PPL CORPORATION 2021 Proxy Statement 11

GOVERNANCE OF THE COMPANY

The Corporate Secretary’s Office assists the Board with all correspondence, including providing communications to Board members where appropriate, with the general exception of ordinary course business communications from customers and vendors, commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or financial statement fraud are to be brought immediately to the attention of the Corporate Audit group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which is applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards of Integrity in the Corporate Governance section of our website (www.pplweb.com/governance).

Shareowner Engagement. We engage with our shareowners throughout the year in a variety of forums involving our directors, senior management, investor relations group, sustainability officer and legal department. We meet with our shareowners in person, by telephone or videoconference and at external venues, and attend conferences and other forums at which shareowners are present. During 2020, the Chair of the Compensation Committee regularly joined management in its governance-focused outreach with our larger investors. Our engagement covers a broad range of governance and business topics, including business strategy and execution, board composition and refreshment, executive compensation practices, risk oversight, climate change, sustainability, employee engagement and culture and workforce development. These meaningful exchanges provide us with a valuable understanding of our shareowners’ perspectives as well as an opportunity to share our views with shareowners.

12 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

BOARD COMMITTEES

The Board of Directors has five standing committees: Audit Committee; Compensation Committee; Executive Committee; Finance Committee; and Governance and Nominating Committee.

Each non-employee director usually serves on one or more committees. Except for the Executive Committee, all of our committees are composed entirely of independent directors under the listing standards of the NYSE and the company’s standards of independence described under the heading “Independence of Directors.” In addition, all members of the Audit Committee qualify as “audit committee financial experts.” (See the biographies of our Audit Committee members within Proposal 1.) Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/governance).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2020.

Board Committee Membership

Director		Audit	Compensation	Executive	Finance	Governance and Nominating

Arthur P. Beattie(1) (2)	I	✓			✓

John W. Conway	I		✓		✓

Steven G. Elliott(1)	I	Chair		✓	✓

Raja Rajamannar	I		✓			✓

Craig A. Rogerson(3)	I/●		✓	Chair

Vincent Sorgi(4)				✓

Natica von Althann(5)	I		Chair	✓	✓

Keith H. Williamson(1)	I	✓				✓

Phoebe A. Wood(1)	I	✓		✓		Chair

Armando Zagalo de Lima(6)	I			✓	Chair	✓

Number of Meetings in 2020		7	6	3	4	5

I Independent Director                         ● Chair of the Board

(1)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission, or SEC.

(2)	Joined the Audit Committee on October 1, 2020 and the Finance Committee on March 1, 2021.

(3)	Became independent Chair of the Board and Chair of the Executive Committee on March 1, 2021; previously served as Chair of the Compensation Committee.

(4)	Joined the Executive Committee on March 12, 2021.

(5)	Became Chair of the Compensation Committee on March 1, 2021; previously served as Chair of the Finance Committee.

(6)	Joined and became Chair of the Finance Committee on March 1, 2021.

PPL CORPORATION 2021 Proxy Statement 13

GOVERNANCE OF THE COMPANY

Principal Functions of Each Committee

The following table describes the principal functions of each committee.

Committee	Principal Function

Audit Committee

•  Oversee:

•  the integrity of the financial statements of the company and its subsidiaries;

•  the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting;

•  the identification, assessment and management of risk;

•  the company’s compliance with legal and regulatory requirements and the company’s compliance and ethics program;

•  the independent registered public accounting firm’s, or “independent auditor’s,” qualifications, independence and selection; and

•  the performance of the company’s independent auditor and internal audit function.

Compensation Committee

•  Oversee the company’s executive compensation philosophy, policies and programs and how these policies and programs align with the company’s overall business strategy;

•  Oversee management’s executive officer succession planning;

•  Discuss results of annual say-on-pay vote and periodically recommend the frequency of such vote;

•  Review and evaluate the performance of the CEO and other executive officers of the company, including setting goals and objectives, and approving their compensation, including incentive awards;

•  Review and approve the stock ownership requirements for the company’s directors and executive officers;

•  Review the fees and other compensation paid to outside directors for their services on the Board and its committees; and

•  Undertake independence and conflicts of interest assessments of its compensation consultant.

Executive Committee

•  Exercise all of the powers of the Board of Directors during periods between Board meetings, with the exception of:

•  submission to shareowners of any action requiring approval of shareowners;

•  creation or filling of vacancies on the Board;

•  changing the membership of and filling of vacancies on any committee of the Board;

•  adoption, amendment or repeal of the Bylaws;

•  amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board;

•  action on matters committed by the Bylaws or resolution of the Board exclusively to another committee of the Board; and

•  taking any action as may not be exercised by a committee under the Pennsylvania Business Corporation Law or the Bylaws.

14 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

Committee	Principal Function

Finance Committee

•  Review and approve annually the business plan (for not less than three years), which includes the annual financing plan, as well as the five-year capital expenditure plan for the company and its subsidiaries;

•  Approve company financings, guarantees or other credit or liquidity support in excess of $100 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•  Approve reductions of the outstanding securities of the company in excess of $100 million;

•  Authorize capital expenditures in excess of $100 million;

•  Authorize acquisitions and dispositions in excess of $100 million; and

•  Review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

Governance and Nominating Committee

•  Oversee corporate governance for the company;

•  Oversee the company’s policies and practices to further its corporate citizenship, including sustainability, environmental and corporate social responsibility initiatives;

•  Review, approve and ratify, as applicable, any related-person transactions consistent with the company’s Related-Person Transaction Policy;

•  Establish and administer programs for evaluating the performance of Board members and committees;

•  Recommend to the Board any changes in size or composition of the Board;

•  Recommend to the Board the composition of each committee of the Board; and

•  Identify and recommend to the Board candidates for election to the Board.

Compensation Processes and Procedures

The Compensation Committee undertakes to compensate executive officers effectively and in a manner consistent with our stated compensation and corporate strategies. The Compensation Committee has the exclusive authority to grant equity awards to executive officers and delegates specified administrative functions to certain officers, including the CEO and the Chief Human Resources Officer, or CHRO. The Compensation Committee has strategic and administrative responsibilities with respect to our executive compensation arrangements, including:

•	reviewing and approving the design of the executive compensation program and practices;

•	monitoring new rules and regulations and assessing evolving best practices concerning executive compensation;

•	determining the elements of compensation and the financial and other metrics to be used to measure performance for the upcoming year;

•	setting annual goals and targets for each executive officer, including the NEOs;

•

evaluating the performance and leadership of the CEO, seeking input from all independent directors, and reviewing the performance of the other executive officers against their established goals and objectives; and

•	determining and approving the annual compensation of the executive officers based on such evaluations.

The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to assist the committee in determining whether the company’s executive compensation program is reasonable and consistent with competitive practices. FW Cook provides advice and counsel on executive and director compensation matters and provides information and advice regarding market trends, competitive compensation programs and strategies including as described below.

•

Reports regularly on current trends in utility industry executive compensation and provides data analyses, market assessments or other information as requested to assist in the administration of the executive compensation programs.

PPL CORPORATION 2021 Proxy Statement 15

GOVERNANCE OF THE COMPANY

•

Provides a detailed analysis of competitive pay levels and practices to the Compensation Committee, which the Compensation Committee uses to understand current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the conclusion of the performance year.

•	Reviews the pay program for the company’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•

Provides a review of compensation for the executive officer positions at PPL, including each of the NEOs. This review includes information for both utility and general industry and results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided in the CD&A, beginning on page 26.

Although the Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the CEO and other NEOs, the committee uses its own independent judgment in making final decisions concerning compensation paid to the executive officers.

FW Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the Compensation Committee on executive officer and director compensation during 2020. In addition, the Compensation Committee annually evaluates whether any work provided by FW Cook may present a conflict of interest and, for 2020, determined that there was no conflict of interest.

The Compensation Committee can also seek the input of management to inform decision-making. Each year, senior management develops a strategic business plan, which includes recommendations on the proposed goals for the annual cash incentive and long-term incentive programs. The Compensation Committee takes this into account when establishing and setting all incentive goals for executive officers.

No individual is present when matters pertaining to their own compensation are being discussed, and neither the CEO nor any of the other executive officers discusses their own compensation with the Compensation Committee or the Compensation Committee’s independent compensation consultant.

CEO and Other Management Succession

At least annually, consistent with its charter, the Compensation Committee reviews the company’s plan for management succession, both in the ordinary course of business and in response to emergency situations, recognizing the importance of continuity of leadership to ensure a smooth transition for its employees, customers and shareowners. As part of this process, the Compensation Committee reviews the top and emerging talent internally, their level of readiness and development needs. This process is conducted not only for the CEO position but also for other critical senior level positions in the company. The Compensation Committee also reviews external successor candidates for the CEO position, with assistance periodically from an independent third-party consultant.

Effective June 1, 2020, Mr. Spence retired as CEO and became the non-executive Chairman of the Board. Mr. Sorgi assumed the role of CEO as of June 1, 2020 and continues to serve as President.

On December 1, 2020, the company announced that Joanne H. Raphael, Executive Vice President, General Counsel and Corporate Secretary, and a named executive officer, will retire effective June 1, 2021. On March 22, 2021, the company announced that Wendy E. Stark will be joining the company on April 12 as Senior Vice President, General Counsel and Corporate Secretary. Effective the same date, Ms. Raphael will become Executive Vice President and Chief Legal Officer until her retirement.

Director Nomination Process and Proxy Access

The GNC establishes guidelines for new directors and evaluates director candidates. In its evaluation, the GNC will consider the qualifications, qualities and skills of director candidates as outlined in our Guidelines for Corporate Governance, including:

•	strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience;

•	prior business experience at a senior executive level;

•	diverse experience relevant to serving on the Board, such as financial, operating, executive management, technology and regulated industry experience;

16 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

•

a broad range of demonstrated abilities and accomplishments beyond corporate leadership, including the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests; and

•	capability to devote the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

To reflect its commitment to diversity, the Board amended the Guidelines of Corporate Governance in January 2021 to require the pool of candidates considered by the GNC to include qualified persons who reflect diverse backgrounds, including diversity of gender and race or ethnicity and if any third-party search firm is used, it will be specifically instructed to include such candidates. The GNC will assess the effectiveness of this policy as part of its annual review of the Guidelines of Corporate Governance.

Requests to be considered for election as a director may be made by the Board of Directors, the GNC or any shareowner entitled to vote in the election of directors generally. The GNC screens all candidates in the same manner regardless of the source of the recommendation.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth beginning on page 6, their past contributions to the company’s success and their expected future engagement and contributions in furtherance of PPL’s strategic goals.

If the GNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the GNC may retain a third-party search firm to identify a candidate or candidates. The GNC also seeks prospective nominees through personal referrals and independent inquiries by directors. Once the GNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Chair of the Board, the CEO, the Chair of the GNC and other members of the GNC, as well as additional directors, if available, then interview the prospective candidate. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the GNC makes a recommendation to the full Board as to any persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the GNC. As a result of this process, the GNC recommended that Mr. Beattie be nominated by the Board, and the Board elected Mr. Beattie effective October 1, 2020.

The Board of Directors adopted proxy access in 2015. Pursuant to the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL’s outstanding common stock continuously for at least three years, may nominate, and include in PPL’s proxy materials, directors constituting up to the greater of (1) 20% of the Board or (2) two directors, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2022 Annual Meeting. In order to be included in our proxy statement under the proxy access provisions of our Bylaws, the nominations must be received by the company no earlier than November 8, 2021 and no later than December 8, 2021.

The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/governance).

Chair of the Board Succession

Annually, the GNC reviews a succession plan for the chair of the board and prior to the appointment of Mr. Rogerson as an independent Chair, the lead director position. The review covers key skills and competencies of the chair and possible lead director positions, the risk of loss of the current chair, an assessment of the current board members relative to key skills and competencies and the identification of potential chair successors. As part of the regular review of attributes and skills for any potential director candidate, the GNC also considers possible qualification as a future chair or lead director in the succession pipeline.

PPL CORPORATION 2021 Proxy Statement 17

GOVERNANCE OF THE COMPANY

THE BOARD’S ROLE IN RISK OVERSIGHT

Overview. The Board, together with its committees, oversees the company’s risk management practices with the aid and input of our senior management and professional advisors. The Board regularly reviews the material risks associated with the company’s business plans and activities as part of its consideration of the ongoing operations and strategic direction of the company.

Throughout 2020, the Board exercised continuous oversight of the company’s strategy and response to the COVID-19 pandemic, receiving frequent updates from management. These updates and regular discussions provided the Board with opportunities to effectively exercise its oversight function and to provide leadership, guidance and support to management during unprecedented times.

While systemic risk oversight is a function of the full Board, the Board recognizes that material risks may arise from or impact multiple areas of the organization. As such, the Board retains primary oversight of certain risks, including strategic, operational, cultural, legal, regulatory, cyber-related and physical security risks, and tasks its Audit Committee, Compensation Committee, Finance Committee and GNC with principal oversight of the company’s management of material risks within each respective committee’s areas of responsibility. In turn, each committee reports to the Board regularly, including with respect to material risks within its purview, fostering awareness and communication of significant matters among all directors, and promoting a coordinated approach to risk oversight.

At meetings of the Board and its committees, directors receive updates from management regarding our risk profile and risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, COO, General Counsel, Global Chief Compliance Officer, Chief Information Security Officer, or CISO, CHRO, Vice President-Corporate Audit and Senior Director of Risk Management, or SDRM. In addition, the Board, and each committee, may request information from the company’s professional advisors or engage its own independent advisors.

Board Oversight of Key Risks

•

Oversight of Cybersecurity Risks. Cybersecurity and the effectiveness of the company’s cybersecurity strategy are regular topics of discussion at Board meetings. The company’s strategy for managing cyber-related risks is risk-based and, where appropriate, integrated within the company’s enterprise risk management processes. The company’s CISO, who reports directly to the CEO, leads a dedicated cybersecurity team and is responsible for the

18 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

design, implementation, and execution of cyber-risk management strategy. The CISO provides periodic reports to the Board, no less than twice a year, regarding the company’s cybersecurity risk exposures and mitigation strategies.

•

Oversight of Environmental, Social and Governance (ESG) Risks. The Board has delegated to the GNC responsibility for overseeing the company’s practices and positions to further ESG performance and sustainability. The committee receives updates, which include climate-related issues, at regularly scheduled meetings, and the full Board receives sustainability updates as significant issues arise. The company has also established a Corporate Sustainability Committee, which includes senior leaders throughout the company. The committee is responsible for reviewing and guiding the development of a sustainability strategy, providing oversight and establishing priorities and performance metrics. The sustainability strategy, commitments and priorities are reviewed and approved by the Corporate Leadership Council and presented to the Board. The company also maintains a robust enterprise risk management (ERM) process that provides a business portfolio view of material risks that may impact achievement of the company’s business strategy. As part of the ERM process, representatives from the company’s operating companies and service groups identify, assess, monitor and report on ongoing and emerging risks, including climate-related and broader ESG risks. The company’s Risk Management group oversees this process and reports quarterly to the Audit Committee.

PPL CORPORATION 2021 Proxy Statement 19

GOVERNANCE OF THE COMPANY

COMPENSATION OF DIRECTORS

2020 Director Pay Components. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board. During 2020, compensation for non-employee directors consisted of the elements described in the table below. The independent Lead Director, the non-executive Chairman and committee chairs received additional compensation due to the increased workload and additional responsibilities associated with these critical board leadership positions. PPL reimburses each director for usual and customary travel expenses.

Annual Retainer Components	Non- Employee Directors	Incremental Awards for Board Leadership
		Independent Lead Director Fee	Non- executive Chairman Fee(3)	Audit Committee Chair Fee	All Other Committee Chair Fees (Excluding Executive Committee)
Cash(1)	$115,000	$30,000	$150,000	$25,000	$20,000
Deferred Stock Units(2)	$150,000	N/A	N/A	N/A	N/A

(1)

The annual cash retainer and other fees are payable in quarterly installments to each director unless voluntarily deferred to the director’s deferred stock account or deferred cash account under the Directors Deferred Compensation Plan, or DDCP.

(2)

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units and are also not paid to the director until retirement.

(3)	Effective June 1, 2020, the Compensation Committee established an annual non-executive Chairman of the Board fee of $150,000 when the roles of Chairman and CEO were separated.

The Compensation Committee assesses the compensation of directors annually and, if applicable, makes recommendations to the Board. As part of this assessment, FW Cook, the Compensation Committee’s independent compensation consultant, provides a Director Pay Analysis, which reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies. Effective January 1, 2020, the Compensation Committee recommended, and the Board authorized, an increase in the annual retainer to the current $265,000 from $250,000 for all non-employee directors, consisting of an increase of $5,000 to the annual cash portion and an increase of $10,000 to the annual mandatory deferred stock unit portion.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of their fees or any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 2.02% to 10.80% during 2020. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

Director Equity Ownership Guidelines. The Board requires directors to hold, within five years after their election to the Board, shares of company common stock (including deferred stock units held in the DDCP) with a value of at least five times the annual cash retainer fee. All outside directors who have been on the Board more than five years were in compliance with their equity ownership guidelines as of December 31, 2020. Mr. Beattie and Ms. Wood, who have served on the Board less than five years, were on track to meet their equity ownership requirements as of that date, as was Mr. Spence, who became a non-executive director during 2020 and retired from the Board effective March 1, 2021.

20 PPL CORPORATION 2021 Proxy Statement

GOVERNANCE OF THE COMPANY

The following table summarizes all compensation earned during 2020 by our non-employee directors with respect to Board of Directors and committee service.

2020 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(1)	Deferred into Restricted Stock Units(2)	Total	Stock Awards(3)	All Other Compensation(4)	Total
Arthur P. Beattie(5)	$14,375	$ 14,375	$28,750	$37,500	—	$66,250
John W. Conway	145,000	—	145,000	150,000	—	295,000
Steven G. Elliott	140,000	—	140,000	150,000	$10,000	300,000
Raja Rajamannar	115,000	—	115,000	150,000	—	265,000
Craig A. Rogerson	—	135,000	135,000	150,000	—	285,000

William H. Spence	(6)	—	(6)	(6)	—	(6)

Natica von Althann	135,000	—	135,000	150,000	5,000	290,000
Keith H. Williamson	115,000	—	115,000	150,000	10,000	275,000
Phoebe A. Wood	135,000	—	135,000	150,000	10,000	295,000
Armando Zagalo de Lima	—	115,000	115,000	150,000	—	265,000

(1)

This column reports the dollar amount of retainers either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2020. The cash retainers for the 2020 committee chairs were: Mr. Elliott (Audit — $25,000); Mr. Rogerson (Compensation — $20,000); Ms. von Althann (Finance — $20,000); and Ms. Wood (GNC — $20,000). Mr. Conway received a $30,000 retainer for serving as the independent Lead Director.

(2)	This column reports the dollar amount of retainers voluntarily deferred into deferred stock accounts under the DDCP.

(3)

This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2020 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2020, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Beattie — 1,883; Mr. Conway — 170,484; Mr. Elliott — 55,263; Mr. Rajamannar — 50,873; Mr. Rogerson — 144,620; Ms. von Althann — 60,744; Mr. Williamson — 86,269; Ms. Wood — 15,832 and Mr. Zagalo de Lima — 58,609.

(4)

This column reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees. Under the program, PPL will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions.

(5)	Mr. Beattie joined the Board on October 1, 2020.

(6)

Mr. Spence retired as CEO from the company effective as of June 1, 2020 and continued to serve as non-executive Chairman of the Board until his retirement from the Board effective March 1, 2021. Because Mr. Spence is a named executive officer, his director compensation, which he received only during the period when he was not an employee, is reflected in the Summary Compensation Table included in this proxy statement.

PPL CORPORATION 2021 Proxy Statement 21

STOCK OWNERSHIP

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 1, 2021, by: each of our directors; each NEO for whom compensation is disclosed in the Summary Compensation Table; all of our director nominees and executive officers as a group; and the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock as of February 16, 2021. The table also includes information about stock options, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, the company’s Incentive Compensation Plan for Key Employees, or ICPKE, as well as the company’s Amended and Restated 2012 Stock Incentive Plan, or SIP, and stock units credited to the accounts of our directors under the DDCP.

Name of Directors and NEOs	Shares of Common Stock Owned(1)
Arthur P. Beattie	3,792	(2)
Joseph P. Bergstein, Jr.	60,033	(3)
John W. Conway	179,231	(4)
Gregory N. Dudkin	58,928	(5)
Steven G. Elliott	57,455	(2)
Raja Rajamannar	52,998	(2)
Joanne H. Raphael	172,273	(6)
Craig A. Rogerson	148,156	(2)
Vincent Sorgi	227,685	(7)
William H. Spence	141,998	(8)
Paul W. Thompson	59,066	(9)
Natica von Althann	63,017	(2)
Keith H. Williamson	88,927	(2)
Phoebe A. Wood	17,430	(2)
Armando Zagalo de Lima	61,893	(2)
All 18 executive officers and directors as a group	1,446,075	(10)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(11) 100 Vanguard Blvd. Malvern, PA 19355	88,782,805	11.55%
BlackRock, Inc.(12) 55 East 52nd Street New York, NY 10055	66,558,952	8.70%
State Street Corporation(13) State Street Financial Center One Lincoln Street Boston, MA 02111	40,412,469	5.26%

(1)

The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

22 PPL CORPORATION 2021 Proxy Statement

STOCK OWNERSHIP

(2)	Consists of stock units credited to the director’s deferred stock account under the DDCP.

(3)	Includes 20,609 restricted stock units and 20,645 shares of common stock that may be acquired within 60 days of March 1, 2021 upon the exercise of stock options granted under the ICPKE.

(4)	Includes 174,409 stock units credited to Mr. Conway’s deferred stock account under the DDCP.

(5)	Includes 22,209 restricted stock units.

(6)	Includes 22,193 restricted stock units and 101,748 shares of common stock that may be acquired within 60 days of March 1, 2021 upon the exercise of stock options granted under the ICPKE.

(7)	Includes 68,074 restricted stock units and 84,777 shares of common stock that may be acquired within 60 days of March 1, 2021 upon the exercise of stock options granted under the ICP and SIP.

(8)	Includes 4,663 stock units credited to Mr. Spence’s deferred stock account under the DDCP and 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife.

(9)	Includes 20,187 restricted stock units.

(10)

Includes 174,846 restricted stock units, 207,170 shares of common stock that may be acquired within 60 days of March 1, 2021 upon the exercise of stock options granted under the ICP, ICPKE or the SIP, and 672,740 stock units credited to the directors’ deferred stock accounts under the DDCP.

(11)

Based solely on a review of the Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 10, 2021. As reported on the Schedule 13G/A, as of December 31, 2020, The Vanguard Group beneficially owned, in the aggregate, 88,782,805 shares held by The Vanguard Group affiliates and had shared voting power over 1,712,970 shares, shared dispositive power over 3,873,051 shares and sole dispositive power over 84,909,754 shares.

(12)

Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. As reported on the Schedule 13G/A, as of December 31, 2020, BlackRock, Inc. beneficially owned, in the aggregate, 66,558,952 shares held by BlackRock affiliates and had sole voting power over 60,831,360 shares and sole dispositive power over 66,558,952 shares. We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with BlackRock, Inc. and its affiliates. These transactions are negotiated on arm’s-length bases and contain customary terms and conditions. Affiliates of BlackRock, Inc. also provide investment management services for the company’s pension trusts in the U.S. and U.K. The U.K. pension schemes are separate from the company and are managed by independent trustees. The company and the company’s affiliates paid fees of about $1,527,000 in 2020 to BlackRock, Inc. and its affiliates. While BlackRock’s affiliates’ engagement is unrelated to BlackRock’s common stock ownership, these relationships were reviewed and ratified by the GNC in compliance with the company’s related-person transaction policy.

(13)

Based solely on a review of the Schedule 13G filed by State Street Corporation with the SEC on February 10, 2021. As reported on the Schedule 13G, as of December 31, 2020, State Street Corporation beneficially owned, in the aggregate, 40,412,469 shares held by State Street affiliates and had shared voting power over 35,754,543 shares and shared dispositive power over 40,391,335 shares.

PPL CORPORATION 2021 Proxy Statement 23

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy that reflects the process the Board uses to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities. There are no related-person transactions to disclose regarding the company’s directors or executive officers. For information on certain transactions involving the company and its 5% shareowners, see “Stock Ownership” above.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the GNC, or of the Board if there is no quorum with the GNC.

In connection with its review and approval or ratification of a related-person transaction, the GNC or the Board, as applicable, will consider the relevant facts and circumstances, including:

•	the importance of the transaction both to PPL and to the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of PPL or the independence of a non-employee director;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by PPL with non-related persons, if any; and

•	any other matters that management or the disinterested directors deem appropriate.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the GNC and transactions that fall within the definition of the policy are reported to the GNC. The disinterested independent members of the GNC or the Board, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

24 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

What are you voting on?	The Board of Directors is asking you to vote, in an advisory manner, to approve the 2020 compensation of our named executive officers, or NEOs, as described on pages 26-73.

The Board recommends a vote FOR this proposal, because it believes our compensation policies and practices are effective in achieving their objectives to:

•	Drive the executive team to produce superior, sustainable financial and operating results.

•	Support strategic initiatives that increase value for shareowners.

•	Align compensation effectively with short- and long-term shareowner interests.

•	Attract and retain talented and experienced individuals.

Our executive compensation program reflects the company’s ongoing commitment to pay for performance. Our NEOs’ compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. For 2020, we based performance-related compensation for the NEOs primarily on (1) earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative total shareowner return, or TSR, and (5) corporate return on equity, or ROE. All of our goals align with our commitment to create long-term value for shareowners. In 2020, 85% of both the CEO’s and former CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 73% of target compensation was “at-risk,” while for the other NEOs, on average, 72% of target compensation was “at-risk.”

In considering your vote, you may wish to review the information on PPL’s compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 26, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 15.

The company currently holds advisory votes on an annual basis. Although the results of the vote are non-binding and advisory in nature, the Board values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our NEOs and about our executive compensation program. In addition, the company is required at least once every six years to submit to shareowners the question of how frequently the company is required to seek shareowner approval of executive compensation. We currently expect the next shareowner vote on frequency to occur at our 2023 Annual Meeting of Shareowners.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

Vote Required for Approval. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to approve the advisory vote on 2020 compensation of our NEOs.

Your Board of Directors recommends that you vote FOR Proposal 2

PPL CORPORATION 2021 Proxy Statement 25

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the following Compensation Discussion and Analysis (CD&A) and discussed it with management.

Based on its review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and included in this Proxy Statement.

Compensation Committee

Natica von Althann, Chair

John W. Conway

Raja Rajamannar

Craig A. Rogerson

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Table of Contents for CD&A

26 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICERS

For 2020, our named executive officers, or NEOs, were:

Named Executive Officer	Title(1)
Vincent Sorgi	President and Chief Executive Officer (CEO)
William H. Spence	Former CEO
Joseph P. Bergstein, Jr.	Senior Vice President and Chief Financial Officer (CFO)
Paul W. Thompson	President and CEO of LG&E and KU Energy LLC (LKE)
Joanne H. Raphael	Executive Vice President, General Counsel and Corporate Secretary
Gregory N. Dudkin	President of PPL Electric Utilities Corporation (PPL Electric)

(1)	Column reflects the title of each NEO as of December 31, 2020.

Effective June 1, 2020, Mr. Sorgi was promoted to President and CEO from President and Chief Operating Officer.

Effective June 1, 2020, Mr. Spence retired from the company as CEO and continued to serve as non-executive Chairman of the Board until his retirement from the Board effective March 1, 2021.

As previously announced, Ms. Raphael plans to retire effective June 1, 2021.

The 2020 compensation of these NEOs is explained in the following sections and in the Executive Compensation Tables that follow this CD&A.

2020 PERFORMANCE ACHIEVEMENTS AND PAY ALIGNMENT

Overview of 2020 Performance

PPL demonstrated its resilience and agility in 2020, navigating the COVID-19 pandemic to deliver on our commitments to shareowners, customers and the communities we serve.

Across the company, we provided electricity and natural gas safely and reliably to first responders on the front lines of the pandemic and to our more than 10 million customers.

At the same time, we carried on PPL’s legacy of operational excellence while staying true to the values that have sustained us for a century.

Responding effectively to COVID-19

At the outset of the COVID-19 outbreak, we activated our pandemic plans and responded quickly and aggressively to implement social distancing, protect our employees and ensure business continuity.

In March, we adopted work-from-home measures for approximately 40% of our workforce and adjusted work processes and procedures to maximize social distancing for those still reporting to the workplace due to the nature of their jobs. To prevent supply chain issues, we acted early to get critical suppliers on the list of companies permitted to operate during emergency declarations.

And while well-positioned to weather the economic downturn due to the low-risk, rate-regulated business model that we had strategically built over the past decade, we took additional steps to strengthen our financial position, including proactively bolstering our liquidity position by $1 billion to guard against potential disruption in the capital markets.

As a result, PPL completed 2020 with no significant operational issues or reductions in workforce.

Delivering on our commitments to customers and shareowners

Facing the change and challenge of COVID-19, we achieved earnings within guidance while increasing our dividend for the 18th time in 19 years and delivering on our commitment to return capital to shareowners.

PPL CORPORATION 2021 Proxy Statement 27

EXECUTIVE COMPENSATION

In achieving the low end of our guidance range, we overcame a substantial unfavorable impact from COVID-19 due to lower sales volumes in the U.K. and lower commercial and industrial demand in Kentucky, as well as unfavorable impacts due to milder than normal weather.

At the same time, we continued to deliver superior operational performance, maintaining strong transmission and distribution reliability; ranking among the very best for customer satisfaction in the regions we serve; completing more than $3 billion in infrastructure improvements to strengthen grid resiliency, incorporating new technology; advancing our clean energy strategy; and responding quickly and effectively to major storms.

Positioning PPL for future success

Even as we effectively managed through the additional demands of COVID-19, we showcased our agility by remaining focused on the future throughout 2020.

In June, we completed the smooth transition to a new PPL Chief Executive Officer, Vincent Sorgi, upon the planned retirement of William H. Spence from that position.

In August, following a comprehensive strategic review by our Board of Directors, we launched a formal process to sell our U.K. business, Western Power Distribution (WPD) and reposition PPL as a high-growth, U.S.-focused energy company. This resulted in our recently announced agreements to sell WPD to National Grid for £7.8 billion, or $10.2 billion,* and acquire National Grid’s Rhode Island electric and gas utility, The Narragansett Electric Company, for $3.8 billion. These transformative transactions, which achieve all of the objectives we established at the outset of our sale process, will unlock value for shareowners, strengthen our credit metrics, enhance long-term earnings growth and predictability, and provide us greater financial flexibility to invest in sustainable energy solutions.

Throughout the year, we also advanced our clean energy strategy. We established a more aggressive carbon reduction goal of at least 80% from 2010 levels by 2050 and accelerated our previous 70% goal by 10 years to 2040. We also adopted goals to electrify our fleet vehicles. We invested in our networks to enable increased electrification and large-scale additions of distributed energy resources in the future. We secured Kentucky Public Service Commission approval for a 100-megawatt solar power purchase agreement to meet increasing customer demand for clean energy options. Elsewhere, our Safari Energy subsidiary added ownership of more than 90 megawatts of solar generation capacity. And in August, we joined a five-year industry initiative to accelerate the development of low-carbon energy technology and advance affordable pathways to economy-wide decarbonization.

Making a positive impact on society

In addition to the above achievements, we remained committed in 2020 to strengthening the communities we serve and assisting customers struggling with COVID-19.

Apart from our utility-run programs that offered customers financial assistance with their energy bills, our companies and foundations donated more than $2 million combined to support COVID-19 relief for individuals and families. In addition, our charitable giving campaigns in the U.S. raised a record $7 million in employee and retiree pledges, together with matching funds from our corporate foundations.

Overall, PPL’s companies and foundations contributed more than $12 million in 2020 to help build strong communities.

PPL also made a positive impact by supporting diversity, equity and inclusion in our workplace and in our communities. Within PPL, we conducted focused discussions on race and social justice that will continue to inform our efforts moving forward. PPL Foundation expanded its mission to support racial justice and equity initiatives more directly. In addition, our companies continued to engage with community coalitions focused on diversity, equity and inclusion in Pennsylvania and Kentucky.

The above successes and many others in 2020 reflect the collective contributions of our engaged Board, our experienced management team and our more than 12,000 dedicated and talented employees across PPL.

*	Net of transaction-related taxes and fees, and based on an average foreign currency rate of $1.35/£ as of March 12, 2021, inclusive of hedges.

28 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Total Shareowner Return

For all NEOs in 2020, 40% of their long-term incentive compensation was based on three-year total shareowner return, or TSR, relative to the Philadelphia Stock Exchange Utility Index, or UTY. Given that PPL’s U.K. operations have consistently generated over half of PPL’s earnings, and because no company in the UTY has significant U.K. utility operations, political and regulatory uncertainty in the U.K. disproportionately affected PPL’s TSR performance relative to the UTY over the three-year period from 2018 to 2020. As a result, 2018-2020 TSR-based performance units for our NEOs were forfeited, as described below.

How We Align PPL’s Compensation Program with Performance

For 2020, we based performance-related compensation for the NEOs primarily on (1) our earnings per share from ongoing operations as adjusted for compensation purposes, or Corporate EPS, (2) net income from ongoing operations of each business segment as adjusted for compensation purposes, (3) corporate and business segment operational goals, (4) relative TSR, and (5) corporate return on equity, or ROE. All of our goals align with our commitment to create long-term value for shareowners.

The selection of measures is given careful consideration, with a view to both short-term and longer-term strategic goals, while focusing on areas most within management’s control. Our annual cash incentive awards measure performance based upon achievement of select financial and operational goals. Earnings are central to our business strategy and a primary focus of the investment community. Consequently, Corporate EPS performance measures have historically been, and continue to be, central to the annual compensation program for our NEOs. Earnings per share from ongoing operations is the primary measure by which our shareowners and market analysts assess PPL’s performance, and accountability for strong earnings per share performance primarily falls on PPL’s executive officers. Management actions with respect to financing and tax strategy, capital investment and our revenue models drive earnings per share. In addition to Corporate EPS for compensation purposes, our business segment heads are also expected to meet their respective business segment’s adjusted net income goals. For 2020, all NEOs were also compensated based on achievement of operational goals at each business segment.

Our equity-based awards use relative TSR and corporate ROE to further align executives’ interests with the long-term interests of shareowners. The TSR metric provides a comparison of our three-year TSR performance relative to the companies in the UTY. As noted above, no company in the UTY has significant U.K. utility operations. The corporate ROE metric provides a measurement of our performance across our entire business, including our U.K. operations. This approach provides an objective assessment of how the market is responding to our current and prospective operational performance in comparison to our peers, which is correlated to market performance. We believe our best-in-sector ROE differentiates PPL from other investor-owned utilities.

PPL CORPORATION 2021 Proxy Statement 29

EXECUTIVE COMPENSATION

Although virtually all PPL operations are fully regulated, the company continues to operate in multiple regulatory environments that can and do vary significantly by region. To align our NEOs’ actions with the company’s overall goals, NEO performance objectives are focused on enterprise-wide metrics that measure the financial and operational performance of PPL, as well as financial and operational metrics for its largest business segments. This provides direct alignment to our goal of increasing shareowner value.

	How We Define It	Where We Use It

Corporate EPS

•  PPL Corporation earnings per share from ongoing operations

•  Corporate EPS is adjusted for compensation purposes to reflect, if any, impacts of merger, acquisition, and disposition activity; impacts from the enactment of the U.K. Finance Act of 2020 to the U.K. corporate tax rate; and volume variances that will get trued-up by Ofgem (see page 36 for a description of the adjustments)

•  See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation

• Portion of Annual Cash Incentive

Corporate Operational Goals	• Operational goals of LKE, PPL Electric and WPD weighted for each business segment (see page 39 for a description of the goals and the respective weighting)	• Portion of Annual Cash Incentive

Business Segment Adjusted Net Income	• Net income from ongoing operations of each business segment • See Annex A for a reconciliation of financial measures presented in accordance with GAAP to non-GAAP measures used for compensation	• Portion of Annual Cash Incentive for each business segment

Business Segment Operational Goals	• Operational goals for each of LKE, PPL Electric and WPD (see page 39 for a description of the goals for each business segment)	• Portion of Annual Cash Incentive for each business segment

TSR	• Total shareowner return, which is a combination of share price appreciation and reinvested dividends • Performance assessed relative to companies in the UTY	• Performance Units • Portion of long-term incentive, or LTI, compensation

ROE	• Corporate return on equity, which is the average of PPL Corporation’s annual corporate ROE for each year of the three-year performance period	• Performance Units • Portion of LTI compensation

30 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Further information about the targets that apply to specific awards for each NEO is set out in “2020 Named Executive Officer Compensation” beginning on page 35 of this CD&A.

A substantial portion of NEO compensation is delivered in the form of equity, and our senior executives are subject to significant Executive Equity Ownership Guidelines as described on page 49. These practices directly align our compensation structure with our performance by linking NEO compensation to share price appreciation and sustainable long-term growth.

2020 Pay and Performance

In 2020, PPL’s strong operational performance was dampened by the economic conditions resulting from load reductions in many of our service areas as a result of the COVID-19 pandemic. Additionally, our three-year stock price performance, and accordingly our TSR relative to that of companies in the UTY, continued to be pressured by political and regulatory uncertainty in the U.K., negatively impacting certain components of compensation. Below are highlights of how our 2020 performance correlated with 2020 compensation:

•	Annual cash incentive award payouts ranging from 85.41% to 115.24% of target.

•	2018-2020 performance awards were paid out at 100% of target in the aggregate.

•	TSR-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2018, were forfeited due to below threshold level performance for the 2018-2020 performance period.

•	ROE-based performance units, which comprised 40% of the total LTI grants made to our NEOs in 2018, paid out at 200% of target for the 2018-2020 performance period.

We provide further details of these matters throughout this CD&A and particularly in “2020 Named Executive Officer Compensation” beginning on page 35.

2020 Say-on-Pay Advisory Vote and Shareowner Engagement

The Compensation Committee considered the results of the last shareowner advisory vote on executive compensation when reviewing potential changes to PPL’s executive compensation program. PPL received a shareowner vote of approximately 95% in support of the compensation of our NEOs in response to our say-on-pay proposal at the company’s 2020 Annual Meeting.

During our annual engagement efforts in the fall of 2020, which included the participation of the independent Chair of the Compensation Committee, we discussed our corporate governance practices, including our executive compensation program, with a number of our shareowners. See “Shareowner Engagement” on page 12 for annual outreach efforts. We did not receive recommendations for substantial changes to our executive compensation program. Taking this feedback and the significant level of support received for the 2020 say-on-pay advisory vote into account, the Compensation Committee determined that our executive compensation philosophy, compensation objectives and program design are appropriate and decided not to make significant changes to the core design of our program.

Changes to the Long-Term Portion of the Compensation Program for 2020 and 2021

•

For 2020 performance-based equity grants, PPL further increased the rigor of the ROE performance goals by increasing the achievement required for maximum payout from 14% to 15%. Additionally, for performance periods beginning in 2020, PPL added a requirement that PPL’s ROE from ongoing operations be in the top half of companies in the UTY in order for the ROE-based performance units to pay above target.

•

In August 2020, PPL announced that it initiated a formal process to sell its U.K. utility business, WPD, in 2021. As a result, the Compensation Committee recognized that the ROE metric historically used for the ROE-based performance unit grants may need to be reconsidered for future LTI cycles. In light of the transformational nature of the, at that time, potential sale, for 2021 ROE-based performance unit grants only, PPL shifted to a one-year performance period from January 1, 2021 through December 31, 2021 while maintaining the three-year vesting schedule and other grant characteristics. The Compensation Committee views 2021 as a transitional year for the company with the expectation that the 2022 LTI awards will revert back to three-year performance periods aligned with the company’s then-current business plan. See page 28 regarding announcement in March 2021 of agreement to sell WPD to National Grid.

PPL CORPORATION 2021 Proxy Statement 31

EXECUTIVE COMPENSATION

OVERVIEW OF PPL’S EXECUTIVE COMPENSATION PROGRAM FRAMEWORK

Our executive compensation program reflects PPL’s ongoing commitment to pay-for-performance, with executive compensation aligned to shareowner interests and linked to short- and long-term company performance.

Aligning Employees and Compensation Strategies with Our Corporate Strategic Framework

PPL’s corporate strategic framework provides the basis for determining annual and longer-term performance goals and objectives under our executive compensation program.

The performance goals that PPL has established reinforce the core features of our operational mission to deliver power safely, reliably and affordably. If we are effective in these areas, our underlying performance should increase shareowner value. Our executive compensation program is structured to reward our executives for performance toward these goals.

Elements of NEO Compensation

The executive compensation program is composed of three key elements — base salary, an annual cash incentive and long-term equity incentives — which make up total direct compensation.

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Base Salary	To reward sustained performance, experience, value in the market and to PPL, and individual skills, knowledge and behaviors	• Reviewed annually • Compensation Committee applies judgment in setting salary to reflect performance, experience and responsibility, and considers market data	• Review of individual performance and market position

Annual Cash Incentive	To motivate and reward corporate performance over the short term	• Paid in cash • Combination of corporate and business segment financial and operational performance • Capped at two times target payout for top performance	• Financial measures, which include Corporate EPS and business segment adjusted net income, and business segment operational goals • One-year performance period

32 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Element	Purpose	Features	Performance Measures and Time Horizon

Long-term Equity Incentives

Performance Units Based on TSR and ROE	To align shareowner and executive interests and to drive sustainable growth over the long term

•  Vests between 0% and 200% of target payout, subject to certification of performance at the end of the three-year performance period

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional performance units, and vest according to the applicable level of achievement of the performance goal, if any

•  Represents 80% of the total long-term equity incentive opportunity

• 50% relative TSR, using the UTY index • 50% corporate ROE; average of the annual ROE for each year of the PPL performance period • Three-year performance period

Restricted Stock Units	To align shareowner and executive interests while rewarding and encouraging retention

•  Payable in shares of PPL common stock

•  Dividends accrue quarterly in the form of additional restricted stock units, but are not paid unless and until underlying award vests

•  Represents 20% of the total long-term equity incentive opportunity

• Time based • Restricted for three years following grant

In addition, the NEOs receive modest perquisites, such as executive physicals, financial planning, tax preparation services and matching charitable contributions, as well as certain retirement benefits. The CEO also receives periodic residential security updates. For additional information, see “Other Elements of Compensation” section on page 45.

The PPL compensation framework places a heavy emphasis on performance-based pay through the use of annual and long-term performance-based compensation elements. In 2020, 85% of both the CEO’s and former CEO’s target compensation opportunity was “at-risk” and 72% was performance-based. For the CFO, 73% of target compensation was “at risk,” for the other NEOs, on average, 72% of target compensation was “at risk.”

PPL CORPORATION 2021 Proxy Statement 33

EXECUTIVE COMPENSATION

The following charts illustrate the 2020 elements of compensation divided among base salary, target annual cash incentive and target long-term incentive opportunity.

Elements of Compensation as a Percentage of Target Total Direct Compensation — 2020(1)

(1)	Based on target compensation as a percentage of target total direct compensation for performance as of December 31, 2020.

(2)	Includes the positions of the President and CEO of LKE, the Executive Vice President, General Counsel and Corporate Secretary, and the President of PPL Electric.

(3)	At-Risk Compensation includes target short-term incentive and all long-term equity awards.

(4)	Performance-Based Compensation includes target short-term incentive and performance-based equity awards.

Process for Setting Executive Compensation

As part of its duties, there are a number of activities the Compensation Committee undertakes each year in reviewing the operation and effectiveness of the executive compensation program.

Use of Market Data

The Compensation Committee uses market compensation data from the Willis Towers Watson General Industry Executive Compensation Survey as one of several criteria when reviewing individual NEO compensation levels. The survey data provide a large sample size resulting in more consistent and reliable market comparisons. Although the survey participants can vary slightly from year to year, the large nature of the sample size minimizes the risk that this change could distort general market trends. The market data are adjusted to appropriately reflect our size.

The Compensation Committee also uses information on compensation practices from a select group of industry companies, which includes public utilities with revenue, market capitalization and enterprise value that are generally between one-half to two times those of PPL.

34 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

For additional insight into executive compensation practices, the Compensation Committee directed Frederic W. Cook & Co., Inc., or FW Cook, the Compensation Committee’s independent compensation consultant, to conduct an executive market assessment and present market findings to the Compensation Committee. When determining 2020 compensation for our NEOs, the Compensation Committee considered these compensation data points.

Establishing Performance Targets

Each year, the Compensation Committee reviews and sets the performance targets that apply to incentive awards. This process is particularly important in seeking to ensure alignment between pay and performance over short- and long-term periods.

In setting the PPL Corporate EPS performance target for compensation purposes, the Compensation Committee reviews comprehensive data and systematically assesses PPL’s targets by considering the following.

•	PPL’s historical performance

•	Historical performance within the industry

•	PPL’s earnings forecasts for the coming year

In setting the targets for the business segments, the Compensation Committee considers historical business segment performance and segment business plans that support PPL’s earnings forecasts for the coming year, as well as key operational metrics to support our strategy of providing energy reliably, safely and at a reasonable cost to our customers and to achieve best-in-sector returns for our shareowners. This information is used to set goals that are considered challenging and competitive within the industry. The targets for the 2020 awards were reviewed during the first quarter of 2020 and are summarized beginning on page 36.

2020 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Each year, the Compensation Committee reviews base salary in the context of responsibilities, experience, value in the market and to PPL, sustained individual performance and internal parity to determine whether an executive’s base salary will be increased. In reaching a decision, the Compensation Committee reviews market compensation data and whether each executive’s current salary is competitive and commensurate with their performance, skills and experience.

In 2020, the Compensation Committee approved base salary increases effective January 1, 2020 ranging from 3% to 15% as well as mid-year base salary increases due to new appointments or promotions. The table below reflects base salary increases during the year.

Name	2019 Year-End Salary	2020 Salary	% Change

Vince Sorgi	$ 700,000	$1,100,000	57.1%

Bill Spence	1,184,580	1,220,000	3.0%

Joe Bergstein	500,000	575,000	15.0%

Paul Thompson	643,560	662,900	3.0%

Joanne Raphael	590,000	607,700	3.0%

Greg Dudkin	590,000	607,700	3.0%

PPL CORPORATION 2021 Proxy Statement 35

EXECUTIVE COMPENSATION

Individual base salaries for each of the NEOs were generally adjusted to bring salaries in line with market and maintain market competitiveness. Additionally, the following points are noted:

•

Mr. Sorgi received a 3.0% increase in January 2020 while serving as President and COO. When he assumed the role of President and CEO in June 2020, he received an adjustment of 52.57% to his salary to come within a competitive range of market for his new role as President and CEO.

•	Mr. Spence received a 3.0% increase in January 2020 to recognize his continued performance.

•	Mr. Bergstein received a 15.0% increase to bring his base salary closer to market for a Senior Vice President and CFO.

•	Ms. Raphael and Messrs. Thompson and Dudkin each received a 3.0% increase to maintain market competitiveness aligned with their performance, skills and experience in their positions.

2020 Annual Cash Incentive Awards

The annual cash incentive awards, which were made under the shareowner-approved 2016 Short-term Incentive Plan, measure and reward performance against the company’s financial and operational goals for the year. The measures used to assess management’s success in executing the company’s strategy and initiatives were (1) Corporate EPS, (2) corporate operational goals that include all three business segments weighted for the forecasted contribution to EPS, (3) business segment adjusted net income and (4) business segment operational goals. These measures align with our goals of increasing shareowner value and were set and communicated to the NEOs in the first quarter of 2020.

In summary, the performance measures for 2020 were as follows:

2020 PPL Cash Incentive Goal Weighting
Name	Financial Performance		Operational Performance
	Corporate	Business Segment	Corporate	Business Segment

Vince Sorgi	80%	—	20%	—

Bill Spence	80%	—	20%	—

Joe Bergstein	80%	—	20%	—

Paul Thompson	40%	40%	10%	10%

Joanne Raphael	80%	—	20%	—

Greg Dudkin	40%	40%	10%	10%

Under the regulatory structure in the United Kingdom, the Office of Gas and Electricity Markets (“Ofgem”) is the government regulator for the electricity market. Ofgem regulates the revenues that the WPD utility businesses are permitted to receive pursuant to an agreed price control framework. During the price control period, WPD sets its tariffs to recover allowed revenue. However, in any fiscal period, WPD’s revenue could be negatively affected if its tariffs and the volume delivered do not fully recover the allowed revenue for the particular period. In the 2020-2021 fiscal period, WPD experienced revenue shortfalls attributable to lower delivery volumes. Under the price control framework, WPD will recover the 2020-2021 revenue shortfall in the 2022-2023 regulatory year.

Recognizing the regulatory mechanism that allows recovery of the 2020-2021 revenue shortfall in 2022-2023, the Compensation Committee approved including the 2020 revenue shortfall expected to be recovered in 2022-2023 in the 2020 annual incentive compensation payout calculations. The inclusion of the shortfall recovery in 2020 annual incentive compensation calculations recognizes that the shortfall occurred during PPL’s ownership of WPD, but PPL would otherwise forego the benefit of that amount when recovered in 2022-2023 as a result of any sale of WPD in 2021. The Ofgem true-up was included in the Corporate EPS attainment. In permitting the inclusion of the shortfall in

36 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

the calculation of Corporate EPS for 2020 payouts, however, the Compensation Committee determined that no individual payout would exceed 100% of target as a result of its inclusion. See the 2020 Cash Incentive Payout column in the tables on page 41 to demonstrate how the Compensation Committee exercised negative discretion.

2020 PPL Corporate Financial Performance

Corporate EPS

For compensation purposes, annual cash incentive awards are based on earnings per share from ongoing operations, adjusted to reflect the impacts from the enactment of the U.K. Finance Act of 2020 to the U.K. corporate tax rate and the Ofgem true-up for the 2020-2021 revenue shortfall attributable to lower delivery volumes to be recovered in the 2022-2023 regulatory year, as described in Annex A under “U.K. volume variance.”

The target of $2.50 set for 2020 represented an increase from the 2019 target of $2.40. In 2020, Corporate EPS was $2.49, which was above the 50% performance level of $2.38 but below the target performance level of $2.50.

Therefore, the percent of target opportunity earned in relation to PPL’s Corporate EPS was 95.83% of target.

No payout for the corporate financial goal would have been made to NEOs for 2020 if EPS had been below the 50% goal of $2.38.

No annual cash incentive award would have been made to NEOs for 2020 if EPS had been below $2.25.

PPL CORPORATION 2021 Proxy Statement 37

EXECUTIVE COMPENSATION

The adjusted net income goal for each business segment is aligned with the segment’s expected contribution to PPL’s overall financial performance and is set based on the business plan approved by PPL’s Board of Directors.

2020 PPL Business Segment Financial Performance

LKE – Paul Thompson
Adjusted Net Income

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score
LKE
Achieve LKE Adjusted Net Income goal target (in millions)	$440.232	$483.724	$506.335	$454.935	32.51%
LKE’s adjusted net income result was lower than target primarily due to the effects of the COVID-19 pandemic and adverse weather conditions which were partially offset by cost control measures.
PPL Electric – Greg Dudkin
Adjusted Net Income

Financial Goal	Threshold	Target	Maximum	Actual Results	Attainment Score

PPL Electric
Achieve PPL Electric Adjusted Net Income goal target (in millions)	$440.341	$487.245	$511.630	$498.541	150.16%
PPL Electric’s adjusted net income exceeded target primarily due to returns on additional capital investments in transmission, effective cost management and gross receipts tax settlement.

The effects of the COVID-19 pandemic impacted LKE’s adjusted net income more heavily than PPL Electric due to differences in the mix of residential and commercial customers. With a higher percentage of residential customers, PPL Electric was able to offset the decrease in commercial usage as compared to LKE, which has a greater mix of commercial and industrial demand.

38 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

2020 PPL Operational Performance

Goal Summary Statement	Target	Actual Results	Attainment Score	Goal Weight	Goal Score	Corporate Weight	Corporate Goal Score
LKE

Achieve the Customer Satisfaction Rating target	18.0	27.0	137.50%	50%	68.75%

Achieve the reliability System Average Duration Index (SAIDI) goal target *	87.49	69.74	200.00%	25%	50.00%

Achieve Equivalent Forced Outage Rate (EFOR) goal target *	0.045	0.0151	200.00%	25%	50.00%

Total Operational Performance for LKE					168.75%	23%	38.81%
PPL Electric

Achieve Customer Satisfaction (CSAT) targeted rating	85%	88%	175.00%	50%	87.50%

Achieve the reliability non-storm System Average Interruption Frequency Index (SAIFI) goal target *	0.650	0.689	51.25%	50%	25.63%

Total Operational Performance for PPL Electric					113.13%	24%	27.15%
WPD

Achieve the Operational Incentive Revenues (Stakeholder Engagement, Customer Minutes Lost, Customer Interruptions, Broad Measure Customer Satisfaction (BMCS), Time to Connect, Incentive on Connection Engagement) goal target (in millions)	£73.86	£87.25	200.00%	100%	200.00%

Total Operational Performance for WPD					200.00%	53%	106.00%

Total Weighted Corporate Operational Performance						100%	171.96%

*	Indicates a lower number is better

LKE

LKE’s Customer Satisfaction metric is based upon points earned for performance compared to a competitive group of six utilities selected to ensure a meaningful comparison to appropriate industry peers as conducted by a third party. Performance is assessed quarterly, and points are given for performance above (six points) or within (three points) the competitive range. Bonus points are achieved by finishing first (two points) or second (one point) in an absolute ranking. To achieve the targeted customer satisfaction objective of 18 points, LKE needed to perform above the competitive range for at least two quarters and within the range for two quarters. LKE performed well against this rigorous customer satisfaction target, finishing above the competitive range for all four quarters in 2020, earning bonus points for second-place customer satisfaction in the first, second and fourth quarters.

PPL CORPORATION 2021 Proxy Statement 39

EXECUTIVE COMPENSATION

LKE’s reliability metric is based upon LKE’s combined Transmission and Distribution SAIDI, the average outage duration for each customer served, with the objective of achieving the lowest possible actual result. LKE had excellent Transmission reliability performance, causing the achievement of maximum payout.

LKE’s EFOR is the measurement of the percent of steam generation not available due to forced outages or reduction in generation output, with the objective of achieving the lowest possible actual result. Targets are set using historical regional results to drive optimal business performance. Through a concentrated effort on long-term outage planning, process standardization across the fleet and ongoing focus on process improvement, LKE performed exceptionally well with limited plant outages.

PPL Electric

PPL Electric’s CSAT target measures overall customer satisfaction and other key components that impact performance. The metric is gathered by a third-party vendor and represents the percent of customers who select 8, 9 or 10 on a 10-point scale for their overall satisfaction with PPL Electric as a provider of electric service to their home or business. Responses are weighted between residential and business customers to achieve a blended overall CSAT rate. The annual target is set based on previous performance and current management expectations. For 2020, CSAT was above target, which is attributable to improvement in residential CSAT throughout most of the year and upward trends in business CSAT.

PPL Electric’s non-storm SAIFI target is based on an industry-recognized metric used to measure reliability by electric utilities. The metric measures the average number of interruptions per customer, based on standards set by the Institute of Electrical and Electronics Engineers (IEEE), with the objective of achieving the lowest possible actual result. The annual target is set based on previous performance and current management expectations. For 2020, IEEE SAIFI was below target primarily due to increased weather-related outages.

WPD

WPD’s Operational Incentive Revenues represent earned payouts by WPD’s regulator, Ofgem, for WPD’s operational performance. Performance is assessed in five areas:

•

Stakeholder Engagement and Customer Vulnerability Incentive is a competitive incentive across all U.K. gas, electric and transmission companies that rewards outstanding performance. WPD has maintained the top position for the previous eight years, contributing to strong Operational Incentive Revenue payouts.

•

Customer Minutes Lost / Customer Interruptions is measured against a target, tightened annually, set on a mixture of benchmark and WPD’s own performance. Since inception, WPD has earned the highest overall percent revenue of any Distribution Network Operator (DNO) group, in the latest 2019/20 regulatory year achieving over 82% of the maximum available revenue, which has produced strong Operational Incentive Revenue payouts.

•	BMCS provides customer satisfaction survey results from an Ofgem-sponsored survey of WPD customers. WPD earned the maximum available revenue in 2019/20.

•

Time to Connect is comprised of two components: (1) elapsed time to quote for new service installation and (2) elapsed time to connect new customers. Operational Incentive Revenue is paid or based on a common DNO target set by Ofgem. WPD achieved over 98% of the maximum available revenue in 2019/20.

•	Incentive on Connection Engagement is a discretionary, penalty only component decided by Ofgem. WPD has not received such a penalty in the past four years since this incentive was introduced.

WPD’s 2020 Operational Incentive Revenue target was £73.86 million. With WPD operational performance historically at or near the top for DNOs, and Ofgem increasing performance expectations each year, the performance range for minimum, targeted and maximum payouts were rigorous.

Safety at PPL

PPL is committed to the health, safety and welfare of its employees and of those with whom we do business. Because safety is an integral part of our values and culture, we do not pay cash incentives based upon safety. However, in the event of a workplace fatality, the Compensation Committee will exercise discretion as to cash incentive payouts.

40 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Individual Annual Cash Incentive Awards for 2020 Performance

The following annual incentive awards were approved by the Compensation Committee for 2020 performance and ranged from 85.41% of target to 115.24% of target:

Name	Weight x Goal Results				2020 Adjusted Goal Attainment(1)	2020 Cash Incentive Payout(2)
	Financial Performance		Operational Performance
	Corporate	Business Segment	Corporate	Business Segment

Vince Sorgi	80% x 95.83%	—	20% x 171.96%	—	111.06%	100.00%

Bill Spence	80% x 95.83%	—	20% x 171.96%	—	111.06%	100.00%

Joe Bergstein	80% x 95.83%	—	20% x 171.96%	—	111.06%	100.00%

Paul Thompson	40% x 95.83%	40% x 32.51%	10% x 171.96%	10% x 168.75%	85.41%	85.41%

Joanne Raphael	80% x 95.83%	—	20% x 171.96%	—	111.06%	100.00%

Greg Dudkin	40% x 95.83%	40% x 150.16%	10% x 171.96%	10% x 113.13%	126.91%	115.24%

(1)

2020 Adjusted Goal Attainment calculation includes the Ofgem true-up for the 2020-2021 revenue shortfall to be recovered in 2022-2023. The Compensation Committee exercised negative discretion to ensure no NEO was paid above target as a result of this adjustment.

(2)

2020 Cash Incentive Payout is the greater of the Actual Organizational Goal Attainment or the Adjusted Goal Attainment capped at 100%. As a result of this cap, the Compensation Committee exercised negative discretion for Messrs. Sorgi, Spence and Bergstein and Ms. Raphael to reduce actual cash incentive payout to 100%. For Mr. Dudkin, actual organizational goal attainment, without the Ofgem true-up, was 115.24%.

This resulted in the following annual cash incentive awards approved for the NEOs:

Name	Proration for Time in Position(1)	2020 Base Salary(2)	Target Opportunity (% of Base Salary)	2020 Cash Incentive Payout(3)	2020 Annual Cash Incentive Award
					Prorated	Total

Vince Sorgi(4)	41.50%	$1,100,000	95%	100.00%	$433,675

	58.50%		125%	100.00%	804,375

						$1,238,050

Bill Spence	41.50%	1,220,000	140%	100.00%	708,820	708,820

Joe Bergstein		575,000	75%	100.00%		431,250

Paul Thompson		662,900	85%	85.41%		481,255

Joanne Raphael		607,700	80%	100.00%		486,160

Greg Dudkin		607,700	80%	115.24%		560,251

(1)	Cash incentive awards were prorated based upon the number of days in each position, to the extent applicable.

(2)	Cash incentive awards were calculated based on year-end base salary of the performance period.

(3)

2020 Cash Incentive Payout is the greater of the Actual Organizational Goal Attainment or the Adjusted Goal Attainment capped at 100%. As a result of this cap, the Compensation Committee exercised negative discretion for Messrs. Sorgi, Spence and Bergstein and Ms. Raphael to reduce the total cash incentive payout to 100%. For Mr. Dudkin, actual organizational goal attainment, without the Ofgem true-up, was 115.24%.

(4)	Consistent with our compensation program, Mr. Sorgi’s promotion to CEO during 2020 resulted in a mid-year change to his cash incentive target opportunity to reflect his new position.

PPL CORPORATION 2021 Proxy Statement 41

EXECUTIVE COMPENSATION

2020 Long-term Equity Incentive Awards

The purpose of the long-term incentive program is to align our executives’ interests with those of shareowners by providing long-term equity incentives that are earned based on company performance. This goal is achieved through two distinct equity awards — performance units and restricted stock units. Performance units tie compensation to the financial performance and share price of PPL based on TSR and ROE performance measured over three-year periods. Restricted stock units align shareowner and executive interests while rewarding and encouraging retention.

Target Opportunity (% of Base Salary)
Name	Proration for Time in Position(1)	Total Long-term Incentive (LTI)	20% Restricted Stock Units	40% Performance Units (Based on TSR)	40% Performance Units (Based on ROE)

Vince Sorgi(2)	41.67%	235%	47%	94%	94%

	58.33%	425%	85%	170%	170%

Bill Spence(3)		450%	90%	180%	180%

Joe Bergstein		200%	40%	80%	80%

Paul Thompson		150%	30%	60%	60%

Joanne Raphael		180%	36%	72%	72%

Greg Dudkin		180%	36%	72%	72%

(1)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(2)	Mr. Sorgi’s promotion to CEO during 2020 resulted in a mid-year change to his LTI target opportunity.

(3)	As a result of his retirement in June 2020, Mr. Spence forfeited the full 2020 TSR-based performance unit award.

The Compensation Committee customarily grants the annual long-term incentive awards at its regularly scheduled January meeting. Consistent with our compensation program, off-cycle awards may be made from time-to-time, for example, on the appointment or promotion of a new executive officer.

2020 Restricted Stock Units (20% of Total LTI)

Restricted stock units are PPL stock-equivalent units representing a future delivery of a specified number of shares of PPL common stock at the end of three years. The value of the shares that may ultimately vest may be greater than or less than the targeted value, depending on future increases or decreases in PPL’s share price.

Restricted Stock Unit Awards Granted in 2020(1)
Name	Adjustment / Proration(2)	2020 Base Salary	Target (% of Salary)	Target Value	Award Value	Units Granted(3)

Vince Sorgi(1)	January 2020	$ 721,000	47%	$ 338,870	$ 338,870	9,231

	June 2020	1,100,000	85%	935,000

	Difference(4)			596,130

	58.33% Proration(5)				347,723	12,197

Bill Spence		1,220,000	90%	1,098,000	1,098,000	29,911

Joe Bergstein		575,000	40%	230,000	230,000	6,266

Paul Thompson		662,900	30%	198,870	198,870	5,418

Joanne Raphael		607,700	36%	218,772	218,772	5,960

Greg Dudkin		607,700	36%	218,772	218,772	5,960

(1)

Number of restricted stock units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 23, 2020, $36.71; June 1, 2020, $28.51). All NEO’s were awarded grants on January 23, 2020. Consistent with our compensation program, Mr. Sorgi’s LTI targets changed upon his promotion to CEO. As a result, Mr. Sorgi received a prorated grant on June 1, 2020.

42 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

(2)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(3)	The number of units is rounded up to the nearest unit.

(4)	This reflects the difference in the full-year target value of the LTI award in each position.

(5)	The difference in the full-year target values was prorated based upon the number of months in each position.

2020 Performance Unit Awards (80% of Total LTI)

The performance units awarded in 2020 were designed to align the interests of our NEOs with those of our shareowners by directly linking NEO pay with sustained long-term company performance over the three-year performance period. Performance units granted in January 2020 were calculated based on 2020 salary.

Target award values are established at the start of the year, and the actual number of shares that an NEO receives is contingent on PPL’s TSR performance relative to the companies in the UTY index and corporate ROE performance, as follows.

Performance Units – TSR (50% of the performance units granted)

TSR combines the impact of share price movement and reinvested dividends during the three-year performance period from January 1, 2020 to December 31, 2022.

The Compensation Committee determined that the UTY index is an appropriate TSR industry group for PPL. The UTY is a market capitalization-weighted index of 20 geographically diverse, North American utility companies that are considered to be our peers by analysts and investors.

To achieve the target TSR award value granted in 2020, PPL’s TSR performance must be at or above the 50th percentile relative to the companies in the UTY index at the end of the three-year performance period.

At the end of the performance period, awards can range from 0% to 200% of target depending on relative performance. TSR awards are forfeited if PPL ranks below the 25th percentile of the companies in the UTY index at the end of the three-year period.

Performance Units – ROE (50% of the performance units granted)

ROE is more directly impacted by executive performance and aligns with operational performance and capital allocation. ROE achievement is calculated based on the average of the annual ROE for each year of the 2020-2022 performance period for PPL Corporation.

Annual ROE is calculated by taking earnings from ongoing operations of PPL Corporation, divided by the average total equity.

PPL CORPORATION 2021 Proxy Statement 43

EXECUTIVE COMPENSATION

In setting ROE targets, PPL considered its business plan and ROE forecast as well as that of other utilities. The Compensation Committee increased the rigor of the ROE goal for the 2020 ROE grants by requiring PPL to achieve an average ROE from ongoing operations at or above the 50th percentile of companies in the UTY for an above-target payout, and an average ROE of at least 15% for the maximum payout. As in past years, ROE awards will be forfeited if the average of the annual ROE for each year of the three-year performance period is below 8%. As an additional governor, the maximum award will not exceed 100% payout if PPL’s credit rating should drop below investment grade.

The Compensation Committee granted the following performance unit awards for 2020 subject to PPL’s relative TSR ranking over the 2020-2022 performance period and attainment of ROE during the same period.

Performance Unit Awards Granted in 2020(1) 50% TSR and 50% ROE
Name	Adjustment / Proration(2)	2020 Base Salary	Target (% of Salary)	Target Value	Award Value	TSR Units Granted	ROE Units Granted(3)

Vince Sorgi(1)	January 2020	$ 721,000	188%	$1,355,480	$1,355,480	18,462	18,462

	June 2020	1,100,000	340%	3,740,000

	Difference(4)			2,384,520

	58.33% Proration(5)				1,390,891	24,395	24,395

Bill Spence(6)		1,220,000	360%	4,392,000	4,392,000	59,821	59,821

Joe Bergstein		575,000	160%	920,000	920,000	12,531	12,531

Paul Thompson		662,900	120%	795,480	795,480	10,835	10,835

Joanne Raphael		607,700	144%	875,088	875,088	11,919	11,919

Greg Dudkin		607,700	144%	875,088	875,088	11,919	11,919

(1)

Number of performance units granted is the award value divided by the closing price of PPL common stock on the date of approval or, if later, the effective date (January 23, 2020, $36.71; June 1, 2020, $28.51). All NEO’s were awarded grants on January 23, 2020. Consistent with our compensation program, Mr. Sorgi’s LTI targets changed upon his promotion to CEO. As a result, Mr. Sorgi received a prorated grant on June 1, 2020.

(2)	LTI awards were prorated based upon the number of months in each position, to the extent applicable.

(3)	The number of units is rounded up to the nearest unit.

(4)	This reflects the difference in the full-year target value of the LTI award in each position.

(5)	The difference in the full-year target values was prorated based upon the number of months in each position.

(6)	As a result of his retirement in June 2020, Mr. Spence forfeited the full 2020 TSR-based performance unit award.

Following the Compensation Committee’s assessment and certification of performance in early 2023, the applicable percentage of the performance unit awards and dividend equivalents will vest, if any. The Compensation Committee has no discretion to provide for payment other than as reflected in the actual attainment of the stated performance goals. Dividend equivalents accrue on the performance units as additional performance units and will vest and be paid according to the applicable level of achievement of the performance goal, if any.

2018–2020 Performance Units

TSR-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2018, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s TSR from January 1, 2018 to December 31, 2020 relative to companies in the UTY.

44 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

ROE-based performance unit awards, accounting for 40% of the total LTI award, were made to the NEOs in 2018, subject to a three-year performance period. The actual number of units that could vest at the end of the performance period was contingent on PPL’s average annual ROE from January 1, 2018 to December 31, 2020.

Forfeited 2018–2020 TSR-based Performance Units

Over the three-year performance period, PPL’s TSR ranked at the 10th percentile relative to companies in the UTY. As a result, the 2018-2020 TSR-based performance units, and accrued dividend equivalents on the units, were forfeited. Performance units forfeited as a result of 2018–2020 TSR performance had a grant date value of over $3.81 million in the aggregate for the NEOs, including $484,000 for Mr. Sorgi, $2.13 million for Mr. Spence and $1.20 million for all other NEOs.

Payout of 2018–2020 ROE-based Performance Units

PPL’s three-year average ROE was among the best of U.S. utilities for the period 2018-2020, exceeding the three-year average ROE reported by 18 of the 20 utilities comprising the UTY. Over the three-year performance period, PPL’s annual ROE was 15.21% in 2018, 14.65% in 2019, and 14.04% in 2020, resulting in a three-year average of 14.63%. In order to pay at or above target of 10% or maximum of 14%, PPL’s credit rating was also required to be above investment grade. Having met these requirements, the 2018-2020 ROE-based performance units, and accrued dividend equivalents on the units, paid out at the maximum of 200%. Performance units that paid out at maximum as a result of PPL’s 2018-2020 ROE performance had a grant date value of $3.81 million in the aggregate for the NEOs, including $484,000 for Mr. Sorgi, $2.13 million for Mr. Spence and $1.20 million for all other NEOs.

Other Elements of Compensation

In addition to the three elements of total direct compensation (base salary, annual cash incentive and long-term equity incentives in the form of performance units and restricted stock units), the company also provides other forms of compensation to the NEOs, which are summarized below.

Limited Perquisites

PPL provides limited executive perquisites to its NEOs. Where provided, we believe these perquisites are consistent with market practice and serve a direct business interest.

Financial planning and tax preparation and support, up to an aggregate cost of $11,000 per year, and estate planning, not to exceed $5,000 in the aggregate, are offered to each NEO. These services are provided in recognition of time constraints on executives and their more complex compensation program that requires professional financial, tax and estate planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure the objectives of our compensation program are met and not hindered by unexpected tax or other consequences.

Additionally, each NEO is eligible for an executive physical, up to an aggregate cost of $6,000 every two years, and genetic testing not to exceed $5,000 in the aggregate. The Compensation Committee believes the benefit is beneficial to both the employee and the company through potential reduced costs and increased productivity.

PPL periodically provides security assessments to its NEOs and has provided residential security updates to the CEO and former CEO.

The incremental cost to PPL of all perquisites received by each of our NEOs for the year is summarized in Note 6 to the Summary Compensation Table on page 52.

Retirement Programs

The company provides eligible employees with the opportunity to build financial resources for retirement through tax-qualified pension benefit plans and defined contribution plans (401(k) plans). In addition, the company provides eligible executives with non-tax-qualified supplemental pension benefit and deferred compensation opportunities. We have historically viewed our retirement benefits as a means of providing financial security to all our salaried employees after they have spent a substantial portion of their careers with the company.

PPL CORPORATION 2021 Proxy Statement 45

EXECUTIVE COMPENSATION

NEOs are eligible for the following pension benefit plans.

Retirement Plan	Description	NEO Participants

PPL Retirement Plan	• Tax-qualified defined benefit pension plan • Closed to new salaried employees after December 31, 2011	Messrs. Sorgi, Bergstein and Dudkin, and Ms. Raphael Mr. Spence participated in this plan prior to his retirement on June 1, 2020

PPL Supplemental Executive Retirement Plan (PPL SERP)

•  Nonqualified defined benefit pension plan to provide for retirement benefits above amounts available under the PPL Retirement Plan

•  Eligible at age 55 with 10 years of service or age 60

•  Closed to new officers after December 31, 2011

Mr. Dudkin and Ms. Raphael Mr. Sorgi is eligible once he reaches age 55 Mr. Spence participated in this plan prior to his retirement on June 1, 2020

PPL Supplemental Compensation Pension Plan	• Nonqualified defined benefit pension plan that applies to certain employees hired before January 1, 2012 who are not eligible for the PPL SERP	Mr. Bergstein Mr. Sorgi until he is eligible for PPL SERP

LG&E and KU Pension Plan (LG&E Pension Plan)	• Tax-qualified defined benefit pension plan • Closed to new participants after December 31, 2005	Mr. Thompson

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP)	• Nonqualified defined benefit pension plan • Closed to new participants after December 31, 2011	Mr. Thompson

Additional details about these plans are provided under “Executive Compensation Tables — Pension Benefits in 2020” beginning on page 59.

46 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

NEOs are eligible for the following voluntary retirement savings opportunities.

Savings Plans	Description	NEO Participants

PPL Deferred Savings Plan (PPL DSP)

•  Tax-qualified defined contribution plan

•  PPL provides matching contributions of up to 3% of the participant’s compensation subject to contribution limits imposed by the Internal Revenue Service, or IRS

•  Compensation includes base salary plus annual cash incentive award

•  Participants vest in PPL’s matching contributions after one year of service

•  Participants may request distribution of their account at any time following termination of employment

Messrs. Sorgi, Bergstein and Dudkin, and Ms. Raphael Mr. Spence participated in this plan prior to his retirement on June 1, 2020

PPL Executive Deferred Compensation Plan (PPL EDCP)

•  Non-qualified deferred compensation plan

•  Participants may defer some or all of their compensation in excess of the estimated minimum legally required annual payroll tax withholding and in excess of the amounts allowed by statute under the PPL Deferred Savings Plan

•  Matching contributions of up to 3% of the participant’s compensation are made under this plan on behalf of participating officers to make up for matching contributions that could not be made on behalf of such officers under the PPL Deferred Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Messrs. Sorgi, Bergstein and Dudkin, and Ms. Raphael Mr. Spence participated in this plan prior to his retirement on June 1, 2020

PPL CORPORATION 2021 Proxy Statement 47

EXECUTIVE COMPENSATION

Savings Plans	Description	NEO Participants

LG&E and KU Savings Plan

•  Tax-qualified defined contribution plan

•  For each dollar deferred, up to 6% of compensation, LKE contributed 70 cents subject to contribution limits imposed by the IRS. Effective January 27, 2020, LKE’s contribution was changed to 35 cents subject to the same contribution limits imposed by the IRS

•  Compensation includes base salary, plus deferrals to Company-sponsored benefit plans, Section 402(g) salary redirection, qualified transportation fringe benefit plans, short term incentive compensation, cost of living adjustments, commissions and overtime

•  Participants may request distribution of their account at any time following termination of employment, though there may be applicable tax consequences

Mr. Thompson

LG&E and KU Energy LLC Nonqualified Savings Plan

•  Non-qualified deferred compensation plan

•  Participants may defer up to 75% of their compensation in accordance with the terms and conditions of the plan

•  Matching contributions are made under this plan on behalf of eligible participants to make up for matching contributions that could not be made on behalf of such participants under the LG&E and KU Savings Plan because of statutory limits on qualified plan benefits

•  Compensation includes base salary plus annual cash incentive award

•  There is no vesting condition for the company matching contributions

Mr. Thompson

In addition to the retirement programs described above, the primary capital contribution opportunities for NEOs are stock gains under the company’s long-term equity incentive program (as described above) and the employee stock ownership plan, or ESOP. The ESOP is a tax-qualified, employee stock ownership plan. Mr. Thompson does not participate in the ESOP. No contributions have been made to the ESOP since 2012.

48 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

GOVERNANCE POLICIES UNDERPINNING OUR COMPENSATION FRAMEWORK

At PPL, the Compensation Committee and the Governance and Nominating Committee have adopted strong corporate governance practices that are intended to drive results and support accountability to shareowners, as well as align interests of executive officers with those of shareowners.

What We Do	What We Don’t Do

✓ Conduct annual pay risk assessment	✗ No “single trigger” change-in-control severance agreements

✓ Require significant equity ownership: 2x to 6x base salary for executive officers; 5x cash retainer for directors	✗ No hedging or pledging of PPL stock by officers and directors permitted

✓ Maintain clawback policy	✗ No dividend equivalents paid on unvested equity awards granted to executive officers

✓ Provide proxy access	✗ No tax “gross-ups” for NEO perquisites or in change-in-control severance agreements

✓ Limit perquisites	✗ No new participants in the PPL SERP or LG&E SERP

Additional information on PPL’s Executive Equity Ownership Guidelines, hedging and pledging policy and clawback policy can be found below.

Executive Equity Ownership Guidelines

An important part of PPL’s compensation philosophy is ensuring a strong linkage between executives and shareowners. The Executive Equity Ownership Guidelines enable the company to align executives with this philosophy. The guidelines provide that NEOs should maintain the following robust levels of ownership in PPL stock:

Executive Officer Level	Equity Guideline (Multiple of Salary)

CEO (PPL Corporation)	6x

Executive Vice Presidents (PPL Corporation)	3x

Senior Vice Presidents (PPL Corporation)	2x

CEOs and Presidents of business segments	2x

NEOs must attain the minimum ownership requirement that applies to their level by the end of their fifth anniversary at that level. If an NEO fails to achieve the required level within the specified time frame, the following additional requirements apply until the guideline is exceeded:

•	The NEO must not sell any shares of PPL stock.

•	The NEO will be required to retain any vesting equity awards, net of required tax withholding.

•	The Compensation Committee retains the right, at its discretion, to deliver annual cash incentive awards in the form of restricted stock unit grants.

All NEOs who have served in their current position more than five years were in compliance with their equity ownership guidelines as of December 31, 2020. All other NEOs were on track to meet their equity ownership requirements as of that date. Mr. Spence is no longer subject to executive equity ownership requirements due to his retirement as CEO on June 1, 2020.

PPL CORPORATION 2021 Proxy Statement 49

EXECUTIVE COMPENSATION

Hedging and Pledging Prohibitions

In accordance with best governance practices, the company has an established policy that prohibits its officers and directors from the following actions:

•	Pledging shares of company stock as collateral for any loans.

•	Engaging in any form of hedging transaction.

•	Trading in derivatives of PPL common stock.

Clawback Policy

The Compensation Committee has a policy regarding the recoupment of executive compensation, commonly referred to as a “clawback.” Subject to the discretion and approval of the Board, this policy enables the company to seek recoupment of incentive-based compensation awarded to any current executive officer of the company in situations where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws, and

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance, as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company under applicable law, including such remedies contained in the company’s equity grant agreements or employment letters, if any.

Compensation Risk Assessment

The Compensation Committee regularly considers risks related to the attraction and retention of talent, the design of our compensation programs, and succession planning. Specifically, the Compensation Committee annually reviews management’s assessment of whether risks arising from our compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. To do so, the Compensation Committee follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and cause material harm to the company. Based on this detailed risk assessment process, the Compensation Committee determined that PPL’s compensation programs do not encourage risk-taking incentives that are reasonably likely to have a material adverse effect on PPL.

ADDITIONAL INFORMATION

Other Compensation

In addition to the annual direct compensation and retirement programs described above, the company provides other compensation under specific situations as described below.

Employment Agreements. We generally do not enter into traditional employment agreements with our NEOs. There are no specific agreements with respect to length of employment that would commit the company to pay an NEO for a specific period. Generally, our NEOs are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Change-in-Control Protections. The company believes certain executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Benefits” on page 65) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that

50 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our NEOs, other than Mr. Spence who retired on June 1, 2020, have agreements with the company providing for benefits upon qualifying terminations of employment in connection with a change in control, which generally include cash severance and accelerated vesting of specific outstanding equity awards. The company believes that its change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company. Details on current arrangements and agreements are discussed further in “Change-in-Control Benefits,” beginning on page 65, and “Termination Benefits” on page 67.

Severance Benefits. To continue to retain and protect our executives, the company has an Executive Severance Plan that provides severance benefits for officers, including the NEOs terminated for reasons other than cause.

The key features of the plan include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

As noted above, the company has agreements with all of the NEOs, other than Mr. Spence, that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement.

Additional details on current arrangements and agreements for NEOs are discussed further below under “Change-in-Control Benefits” beginning on page 65 and “Termination Benefits” on page 67.

Tax Implications of Our Executive Compensation Program

In past years, we have generally designed our incentive compensation plans to maintain federal tax deductibility for executive compensation under Section 162(m) of the Internal Revenue Code, and the Compensation Committee considered the potential Section 162(m) impact when designing performance awards for our NEOs. Prior to the 2017 Tax Cuts and Jobs Act, Section 162(m) generally disallowed a tax deduction for compensation over $1 million paid to certain executive officers unless it qualified as performance-based compensation. The Tax Cuts and Jobs Act effectively repealed the exemption for performance-based compensation with respect to tax years beginning after December 31, 2017 other than arrangements in place on November 2, 2017 that are not later modified in any material respect. As such, starting in 2018 and going forward, we are not able to deduct compensation awarded to certain of our executive officers above $1 million. While we intend for our performance units granted prior to November 2, 2017 to qualify for deductibility under Section 162(m), we cannot guarantee that any compensation intended to be deductible under Section 162(m) will qualify as such. While the Compensation Committee continues to consider the deductibility of compensation, the primary goals of our executive compensation program are to attract, incentivize and retain key employees and align pay with performance. The Compensation Committee retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

PPL CORPORATION 2021 Proxy Statement 51

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following table summarizes all compensation for our current and former chief executive officer, our chief financial officer and our next three most highly compensated executives, known as our named executive officers, or NEOs, for service to PPL and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total	Total Without Change in Pension Value(7)
Vincent Sorgi President and Chief Executive Officer (CEO)	2020	$987,569	—	$3,514,187	—	$1,238,050	$1,940,207	$ 94,430	$7,774,443	$5,834,236
	2019	644,678	—	1,575,013	—	1,089,766	1,355,645	66,307	4,731,409	3,375,764
	2018	564,543	—	1,303,054	—	733,397	278,310	55,891	2,935,195	2,656,885
William H. Spence Former CEO	2020	561,442	—	5,707,265	—	708,820	2,572,270	376,316	9,926,113	7,353,843
	2019	1,184,580	—	5,663,150	—	2,867,395	4,299,219	128,223	14,142,567	9,843,348
	2018	1,184,580	—	5,740,353	—	2,690,277	1,602,097	121,478	11,338,785	9,736,688
Joseph P. Bergstein, Jr. Senior Vice President and Chief Financial Officer (CFO)	2020	604,711	—	1,177,243	—	431,250	1,283,165	38,638	3,535,007	2,251,842
	2019	399,720	—	603,465	—	516,885	677,931	27,440	2,225,441	1,547,510

Paul W. Thompson President and Chief Executive Officer — LG&E and KU Energy LLC (LKE)	2020	687,503	—	1,017,912	—	481,255	2,913,898	48,187	5,148,755	2,234,857
	2019	642,563	—	1,025,636	—	985,249	2,699,085	68,430	5,420,963	2,721,878
	2018	618,846	—	953,019	—	920,564	201,687	54,444	2,748,560	2,546,873
Joanne H. Raphael Executive Vice President, General Counsel and Corporate Secretary	2020	630,256	—	1,119,749	—	486,160	929,600	62,391	3,228,156	2,298,556
	2019	587,461	—	1,128,342	—	816,088	1,923,130	52,963	4,507,984	2,584,854
	2018	529,231	—	988,567	—	644,824	796,734	40,835	3,000,191	2,203,457
Gregory N. Dudkin President — PPL Electric Utilities Corporation (PPL Electric)	2020	641,943	—	1,119,749	—	560,251	723,866	16,284	3,062,093	2,338,227
	2019	588,731	—	1,128,314	—	709,605	810,821	23,290	3,260,761	2,449,940
	2018	559,423	—	1,056,400	—	661,606	299,524	19,733	2,596,686	2,297,162

(1)

This column reflects the title of each NEO as of December 31, 2020. Effective June 1, 2020, Mr. Spence retired as CEO and Mr. Sorgi, who was serving as President and Chief Operating Officer, became President and CEO.

(2)

Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan as well as a one-time, cash in lieu of vacation payouts. The following NEOs deferred salary in 2020 in the amounts indicated: Mr. Sorgi ($28,992); Mr. Spence ($16,843); Mr. Bergstein ($35,619); Mr. Thompson ($36,795); and Ms. Raphael ($18,907). These amounts are included in the “Nonqualified Deferred Compensation in 2020” table on page 64 as executive contributions for the last fiscal year. The following NEOs took cash in lieu of vacation payouts in the amounts indicated: Mr. Sorgi ($21,154); Mr. Bergstein ($11,058); Mr. Thompson ($5,252); and Mr. Dudkin ($11,687). The cash in lieu of vacation payout for up to one week for Messrs. Sorgi, Bergstein and Dudkin was a one-time benefit offered to all employees in Pennsylvania during 2020 in recognition of the challenges employees faced in scheduling vacations amid health concerns, travel restrictions and government orders related to COVID-19. The cash in lieu of vacation payout for Mr. Thompson is a regular benefit offered to all non-union employees and certain union employees in Kentucky of an automatic payout of up to one week after using at least two weeks of vacation and rolling over one week of vacation.

(3)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair value of the performance units reflected in this column are the target payouts based on the probable outcome of the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2020” table on page 54. The maximum potential values as of the grant date of the TSR-based performance units granted in 2020 assuming the highest level of performance are as follows: Mr. Sorgi — $2,908,678; Mr. Spence — $4,651,681; Mr. Bergstein — $974,411; Mr. Thompson — $842,530; Ms. Raphael — $926,821; and Mr. Dudkin — $926,821. The maximum potential values as of the grant date of the ROE-based performance units granted in 2020 assuming the highest level of performance are as follows: Mr. Sorgi — $2,746,483; Mr. Spence — $4,392,058; Mr. Bergstein $920,026; Mr. Thompson — $795,506; Ms. Raphael — $875,093; and Mr. Dudkin — $875,093. For additional information on the assumptions made in the valuation of performance units, refer to Note 11 to the PPL

52 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. Further information regarding the 2020 awards is included in the “Grants of Plan-Based Awards During 2020” and “Outstanding Equity Awards at Fiscal Year-End 2020” tables elsewhere in this proxy statement. Because Mr. Spence is an NEO, pursuant to SEC disclosure requirements, the director compensation he received after he retired as CEO is included in this table. He did not receive any director compensation prior to June 1, 2020. For Mr. Spence, this column also includes the $87,363 grant date fair value for a pro rata portion of the mandatorily deferred stock units he received under the DDCP while serving as non-executive Chairman of the Board from June 1, 2020 through December 31, 2020 as calculated under ASC Topic 718. The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant. Mr. Spence held 3,254 vested deferred stock units as of December 31, 2020.

(4)

Amounts represent cash awards paid in March 2021 for performance under the company’s annual cash incentive award program for 2020, which were made under PPL’s 2016 Short-term Incentive Plan for all NEOs. These amounts include amounts the NEOs have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Thompson, to the LG&E and KU Nonqualified Savings Plan. The following NEOs deferred cash awards in the amounts indicated: Mr. Thompson ($28,875) and Ms. Raphael ($14,585). These amounts will be included in the “Nonqualified Deferred Compensation in 2020” table as executive contributions in next year’s proxy statement if the executive is an NEO for 2021.

(5)

This column represents the sum of the changes during 2020 in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan, or PPL SERP, for Messrs. Spence, Sorgi and Dudkin, and Ms. Raphael, the PPL Retirement Plan and PPL Supplemental Compensation Pension Plan for Mr. Bergstein and the LG&E and KU Pension Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Thompson. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan, the LG&E and KU Nonqualified Savings Plan or the LG&E Energy Corp. Nonqualified Savings Plan were reportable for 2020. See “Nonqualified Deferred Compensation in 2020” beginning on page 63 for additional information.

(6)

The table below reflects the components of this column for 2020, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, Mr. Spence’s director compensation after retiring as CEO, and certain perquisites including financial planning and tax preparation services, executive physicals and other personal benefits as noted.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning and Tax Preparation	Executive Physical	Other		Total

Sorgi	$8,550	$53,135	$11,000	$ —	$ 21,745	(a)	$94,430

Spence	3,977	94,465	11,000	—	266,874	(b)	376,316

Bergstein	8,550	23,088	1,000	6,000	—		38,638

Thompson	7,203	29,484	11,500	—	—		48,187

Raphael	8,550	34,841	9,000	—	10,000	(a)	62,391

Dudkin	8,550	639	5,600	1,495	—		16,284

(a)

For Mr. Sorgi and Ms. Raphael, includes contributions made by the company under our charitable matching gift program, pursuant to which we will contribute, on a 100% matching basis, up to $10,000 per year per person to specified charitable institutions. For Mr. Sorgi, also includes residential security updates.

(b)

For Mr. Spence, includes a $100,885 one-time cash in lieu of vacation payout as a result of his retirement as CEO on June 1, 2020. Also includes pro rata portion of director cash compensation received while serving as non-executive Chairman of the Board from June 1, 2020 through December 31, 2020. His total cash director compensation of $165,989 consists of $66,978 for the pro rata portion of his annual cash retainer, $87,363 for the pro rata portion of his $150,000 retainer for serving as the non-executive Chairman of the Board and $11,648 for the pro rata portion of his cash retainer for serving as Chair of the Executive Committee.

(7)

In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to the company’s performance and are outside of the control of the Compensation Committee.

PPL CORPORATION 2021 Proxy Statement 53

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2020

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2020.

	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum

Vincent Sorgi	1/23/2020		$619,025	$1,238,050	$2,476,100

	1/23/2020								9,231	$338,870

	1/23/2020	(5)				4,616	18,462	36,924		717,803

	1/23/2020	(6)				9,231	18,462	36,924		677,740

	6/1/2020								12,197	347,736

	6/1/2020	(5)				6,099	24,395	48,790		736,536

	6/1/2020	(6)				12,198	24,395	48,790		695,501

William H. Spence	1/23/2020		354,410	708,820	1,417,640

	1/23/2020								29,911	1,098,033

	1/23/2020	(5)				14,955	59,821	119,642		2,325,840

	1/23/2020	(6)				29,911	59,821	119,642		2,196,029

Joseph P. Bergstein, Jr.	1/23/2020		215,625	431,250	862,500

	1/23/2020								6,266	230,025

	1/23/2020	(5)				3,133	12,531	25,062		487,205

	1/23/2020	(6)				6,266	12,531	25,062		460,013

Paul W. Thompson	1/23/2020		281,733	563,465	1,126,930

	1/23/2020								5,418	198,895

	1/23/2020	(5)				2,709	10,835	21,670		421,265

	1/23/2020	(6)				5,418	10,835	21,670		397,753

Joanne H. Raphael	1/23/2020		243,080	486,160	972,320

	1/23/2020								5,960	218,792

	1/23/2020	(5)				2,980	11,919	23,838		463,411

	1/23/2020	(6)				5,960	11,919	23,838		437,546

Gregory N. Dudkin	1/23/2020		243,080	486,160	972,320

	1/23/2020								5,960	218,792

	1/23/2020	(5)				2,980	11,919	23,838		463,411

	1/23/2020	(6)				5,960	11,919	23,838		437,546

(1)

These columns show the potential payout range under the 2020 annual cash incentive award program. For additional information, see “CD&A — 2020 Named Executive Officer Compensation — 2020 Annual Cash Incentive Awards” beginning on page 36. The cash incentive payout range is generally from 50% to 200% of target. If the actual EPS performance is below the goal required to achieve a threshold payout, the award will be forfeited.

(2)

These columns show the potential payout range for the performance units, both TSR and ROE, granted in 2020 to the NEOs under PPL’s SIP. For additional information, see “CD&A — 2020 Named Executive Officer Compensation — 2020 Long-term Equity Incentive Awards — 2020 Performance Unit Awards” beginning on page 43.

(3)

This column shows the number of forward-looking time-vested restricted stock units granted in 2020 to the NEOs under PPL’s SIP. In general, restrictions on the awards will lapse three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

54 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

(4)

This column shows the grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the NEOs, without taking into account estimated forfeitures. The grant date fair value for restricted stock units and performance units based on ROE were based on the closing price of PPL common stock on the NYSE on the grant dates as follows: January 23, 2020, $36.71; and June 1, 2020, $28.51. For performance units based on TSR, the grant date fair value was calculated using a Monte Carlo pricing model value as follows: January 23, 2020, $38.88; and June 1, 2020, $30.19. For additional information on the valuation assumptions for performance units, see Note 11 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC.

(5)

The payout range for TSR-based performance unit awards granted in 2020 is from 25% to 200% of target. The performance period is from 2020 to 2022. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the UTY. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal, if any. If actual performance falls below the 25% payout level, the payout is zero.

(6)

The payout range for ROE-based performance unit awards granted in 2020 is from 50% to 200% of target. The performance period is from 2020 to 2022. At the end of the performance period, the average of the annual corporate ROE for PPL for each year of the performance period will be assessed against the attainment levels set for the awards. Shares of PPL common stock reflecting the applicable number of performance units, as well as dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 50% payout level, the payout is zero. If PPL’s credit rating drops below investment grade, payout levels will not exceed target.

PPL CORPORATION 2021 Proxy Statement 55

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock unit awards and unearned and unvested performance units, for each NEO as of December 31, 2020. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each NEO, and the restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, restricted stock unit award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 31, 2020, the last trading day of 2020, which was $28.20. For additional information about stock awards, see “CD&A — 2020 Named Executive Officer Compensation — 2020 Long-term Equity Incentive Awards” beginning on page 42.

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent Sorgi	1/27/11		26,561		23.20	1/26/21

	1/26/12		29,624		25.41	1/25/22

	1/24/13		55,153		26.59	1/23/23

							41,659	1,174,784

	1/24/19	(5)							4,738	133,607

	1/24/19	(6)							37,903	1,068,859

	7/01/19	(5)							572	16,128

	7/01/19	(6)							4,575	129,025

	1/23/20	(5)							4,845	136,643

	1/23/20	(6)							38,764	1,093,141

	6/1/20	(5)							6,289	177,341

	6/1/20	(6)							50,309	1,418,725

William H. Spence	1/24/19	(5)							19,133	539,554

	1/24/19	(6)							153,065	4,316,435

	1/23/20	(6)							125,604	3,542,021

Joseph P. Bergstein, Jr.	1/24/13		20,645		26.59	1/23/23

							11,820	333,335

	1/24/19	(5)							847	23,880

	1/24/19	(6)							6,775	191,041

	7/01/19	(5)							1,169	32,954

	7/01/19	(6)							9,349	263,633

	1/23/20	(5)							3,289	92,746

	1/23/20	(6)							26,311	741,965

Paul W. Thompson							19,033	536,731

	1/24/19	(5)							3,465	97,717

	1/24/19	(6)							27,721	781,736

	1/23/20	(5)							2,844	80,193

	1/23/20	(6)							22,750	641,544

56 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

	Option Awards						Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joanne H. Raphael	1/26/12		36,750		25.41	1/25/22

	10/1/12		466		25.95	9/30/22

	1/24/13		64,532		26.59	1/23/23

							20,520	578,664

	1/24/19	(5)							3,631	102,398

	1/24/19	(6)							29,049	819,184

	6/14/19	(5)							172	4,863

	6/14/19	(6)							1,379	38,902

	1/23/20	(5)							3,128	88,216

	1/23/20	(6)							25,026	705,728

Gregory N. Dudkin							20,992	591,974

	1/24/19	(5)							3,812	107,500

	1/24/19	(6)							30,496	859,997

	1/23/20	(5)							3,128	88,216

	1/23/20	(6)							25,026	705,728

(1)

For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units. No options have been granted since 2013.

(2)	All securities underlying unexercised options are exercisable.

PPL CORPORATION 2021 Proxy Statement 57

EXECUTIVE COMPENSATION

(3)

All restricted stock units for the NEOs under PPL’s SIP and ICPKE vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock unit award granted to the NEOs and the number of restricted stock units, including any accrued dividend equivalents reflected as additional restricted stock units, are:

	Grant Date
Name		1/25/2021	1/24/2022	6/14/2022	7/1/2022	1/23/2023	6/1/2023

Sorgi	1/25/18	8,771

	1/24/19		9,476

	7/1/19				1,144

	1/23/20					9,691

	6/1/20						12,577

Bergstein	1/25/18	1,372

	1/24/19		1,533

	7/1/19				2,337

	1/23/20					6,578

Thompson	1/25/18	6,415

	1/24/19		6,930

	1/23/20					5,688

Raphael	1/25/18	6,655

	1/24/19		7,263

	6/14/19			345

	1/23/20					6,257

Dudkin	1/25/18	7,111

	1/24/19		7,624

	1/23/20					6,257

(4)

These performance units, both TSR and ROE, are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2021 for the 2019 awards and December 31, 2022 for the 2020 awards, the number of performance units earned is not determined until the Compensation Committee certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2020 Named Executive Officer Compensation — 2020 Long-term Equity Incentive Awards — 2020 Performance Unit Awards” beginning on page 43 for a discussion of the performance goals related to TSR and ROE awards and the attainment levels for each award.

(5)

The number of TSR-based performance units granted in 2019 and 2020 disclosed in the table for each NEO represents the target payout amount. The target amount is used because PPL’s TSR exceeded threshold but was at or below the target payout level of the awards as compared to its industry peers for 2019 and 2020, the first and second year of the three-year performance period for the 2019 and 2020 awards. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

(6)

The number of ROE-based performance units granted in 2019 and 2020 disclosed in the table for each NEO represents the maximum payout amount as ROE attainment for 2019 and 2020 was above the target payout level. The number of shares shown in the table for each NEO also includes dividend equivalents reflected as additional performance units.

58 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table provides information for each of the NEOs with respect to (1) stock option exercises during 2020, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2020 upon the vesting of restricted stock units and the deemed vesting of performance units and the value realized, each before payment of any applicable withholding tax and broker commissions. No options have been granted since 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Vincent Sorgi	—	—	62,309	$ 1,961,000

William H. Spence	—	—	395,946	12,178,013

Joseph P. Bergstein, Jr.	—	—	11,527	363,368

Paul W. Thompson	—	—	40,328	1,242,457

Joanne H. Raphael	—	—	46,188	1,448,982

Gregory N. Dudkin	—	—	52,645	1,665,511

(1)

Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 31, 2020 on the NYSE of the shares of PPL common stock underlying the Performance Unit – ROE awards granted in 2018 that are deemed to have been earned as of December 31, 2020, the last day of the three-year performance period.

PENSION BENEFITS IN 2020

The following table sets forth information on the pension benefits for the NEOs under (1) the PPL Retirement Plan, (2) the PPL Supplemental Compensation Pension Plan, (3) the PPL Supplemental Executive Retirement Plan (PPL SERP), (4) the LG&E and KU Pension Plan (LG&E Pension Plan) and (5) the LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP).

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)(2)	Payments During Last Fiscal Year

Vincent Sorgi	PPL Retirement Plan	14.7	$ 997,252	—

	PPL Supplemental Compensation Pension Plan	14.7	3,931,182	—

	PPL SERP	14.7	4,626,360	—
William H. Spence(3)	PPL Retirement Plan	0	0	$ (1,169,844)
	PPL SERP	0	0	(30,446,573)

Joseph P. Bergstein, Jr.	PPL Retirement Plan	21.4	1,161,692	—

	PPL Supplemental Compensation Pension Plan	21.4	2,082,620	—
Paul W. Thompson	LG&E Pension Plan	29.8	2,401,332	—
	LG&E SERP	29.8	11,733,738	—

Joanne H. Raphael	PPL Retirement Plan	32.4	2,337,876	—

	PPL SERP	30.0	8,035,354	—
Gregory N. Dudkin	PPL Retirement Plan	11.5	1,012,737	—
	PPL SERP	11.5	3,325,088	—

PPL CORPORATION 2021 Proxy Statement 59

EXECUTIVE COMPENSATION

(1)	The assumptions used in estimating the present values of each NEO’s accumulated pension benefit are as follows:

Plan	Assumed Retirement Date(a)	Discount Rate	Mortality Assumption(b)
PPL Retirement Plan	60	2.92%	Annuity Form of Payment. Pri-2012 gender specific employee and healthy retiree tables with white collar adjustment and applying Scale MP-2020 mortality improvements on a generational basis. Adjustment factor of -2% applied to base table (contingent survivor tables are used for all current beneficiary survivors and contingent survivors after the future death of the primary retiree).
PPL Supplemental Compensation Pension Plan	60	2.92%
LG&E Pension Plan	60	2.91%
LG&E SERP	62	2.90%
PPL SERP	60/62	2.94%	Lump-sum Form of Payment. 50%/50% blend at the male and female Pri-2012 nondisabled annuitant mortality table with no collar adjustment and applying Scale MP-2020 mortality improvements on a generational basis.

(a)

For each plan, this column reflects the age at which retirement may occur without any reduction in benefits. Effective December 31, 2017, the Compensation Committee approved an amendment to the SERP, for Mr. Spence only, that increased his retirement age for full benefits from age 60 to age 62. For the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service.

(b)

The annuity form of payment is used for the PPL Supplemental Compensation Pension Plan and the LG&E SERP as that is the only form of benefit under those plans. A blend of the annuity and lump-sum forms of payment is used for the PPL Retirement Plan and LG&E Pension Plan as both forms of payment are available under those plans. The lump-sum form of payment is used for the PPL SERP as the covered NEOs have elected that form of payment.

(2)

The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the benefits payable under the PPL SERP, the PPL Supplemental Compensation Pension Plan and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2020.

Name(a)	Retirement	Death	Disability
Sorgi(b)	$—	$1,187,577	$—
Bergstein(c)	—	818,756	—
Thompson(d)	11,733,671	8,097,454	10,904,690
Raphael	8,603,555	3,718,535	8,603,555
Dudkin	3,564,176	1,677,127	3,564,176

(a)

Messrs. Sorgi and Dudkin and Ms. Raphael have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Messrs. Bergstein and Thompson, the PPL Supplemental Compensation Pension Plan and LG&E SERP, respectively, do not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. The amounts shown in this table represent the values that would have become payable based on a December 31, 2020 termination of employment, except for Mr. Spence, who retired during 2020 and received the lump-sum payments shown in the Pension Benefits table above. Actual payment would be made following December 31, 2020 subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Mr. Sorgi participates in the PPL Supplemental Compensation Pension Plan. He is not yet eligible to participate in the PPL SERP. If Mr. Sorgi had died on December 31, 2020, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2020, he would be eligible at age 55 for a monthly payment of approximately $14,700 under the PPL Supplemental Compensation Pension Plan.

(c)

Mr. Bergstein participates in the PPL Supplemental Compensation Pension Plan. He does not participate in the PPL SERP. If Mr. Bergstein had died on December 31, 2020, he would have been eligible to receive benefits under the PPL Supplemental Compensation Pension Plan. If he had terminated employment on December 31, 2020, he would be eligible at age 55 for a monthly payment of approximately $7,700 under the PPL Supplemental Compensation Pension Plan.

60 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

(d)

If Mr. Thompson had retired on December 31, 2020 and commenced his LG&E SERP benefit on January 1, 2021, the monthly LG&E SERP benefit payable as a life annuity would have been $60,335. If he had died on December 31, 2020, the monthly LG&E SERP benefit payable to his spouse for her lifetime beginning on January 1, 2021 would have been $30,168. If Mr. Thompson had become disabled on December 31, 2020, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $59,790.

(3)

Upon his retirement on June 1, 2020, Mr. Spence’s credited service under the PPL Retirement Plan was 13.9 years and PPL SERP was 27.8 years, which included 13.9 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase of $14,309,889 to the value of Mr. Spence’s accumulated benefits under the PPL SERP as of June 1, 2020. Mr. Spence received payment of his total pension benefits in 2020 consistent with terms outlined in his original offer letter in 2006 and no modification or special benefits were made upon his retirement. As a result, Mr. Spence’s credited service and present value of accumulated benefits at the plans’ measurement date of December 31, 2020 were each zero.

PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,400 active employees as of December 31, 2020 and was closed to new salaried employees after December 31, 2011.

•

Benefit Formula. The plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of (1) a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan; or (2) a “final average pay formula” comprised of 1.3% of final average earnings up to the Average Social Security Wage Base plus 1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by the sum of years of credited service (up to a maximum of 40 years). Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2020, $86,052. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards but may not exceed an IRS-prescribed limit applicable to tax-qualified plans.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement or termination on a monthly basis for life or in a lump sum. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions. Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. Benefits in excess of these federal limits are payable from company funds under the PPL Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL SERP described below.

PPL Supplemental Compensation Pension Plan. This plan is unfunded, is not qualified for tax purposes and covers approximately 30 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan at the time of termination or retirement. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. The benefit formula is the same as the PPL Retirement Plan but reflects compensation in excess of the IRS-prescribed limit of $285,000 for 2020. The plan benefit is calculated using all PPL-affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Mr. Sorgi vests in the PPL SERP, he will no longer be eligible for this plan.

PPL Supplemental Executive Retirement Plan (PPL SERP). The PPL SERP covers Messrs. Sorgi and Dudkin and Ms. Raphael and provides for retirement benefits above amounts available under the PPL Retirement Plan described above. Mr. Spence was a participant in the PPL SERP prior to his retirement on June 1, 2020. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers hired after December 31, 2011.

•

Benefit Formula. The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

PPL CORPORATION 2021 Proxy Statement 61

EXECUTIVE COMPENSATION

•

Form of Benefit. The normal retirement age in the PPL SERP is age 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 50 with 10 years of service, accrued benefits are vested. Benefits begin accruing after age 30. Prior to age 60 benefits are reduced for early retirement. After the completion of 10 years of service, participants are eligible for death benefit protection.

•

Additional Years of Service. The company does not have a policy for granting additional years of service under the PPL SERP but did so in individual situations, including as a retention mechanism for our former CEO, with the approval of the Compensation Committee. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant.

LG&E and KU Pension Plan (LG&E Pension Plan). The LG&E Pension Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 950 active employees as of December 31, 2020 and was closed to new participants on December 31, 2005.

•

Benefit Formula. The LG&E Pension Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of (1) 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years) and (2) 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years). The “average monthly earnings” is the average of the highest five consecutive years of monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans, divided by 12. “Covered compensation” is 1/12th of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

•

Form of Benefit. The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Pension Plan after five years of service. Benefits under the LG&E Pension Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code.

LG&E and KU Supplemental Executive Retirement Plan (LG&E SERP). Closed to new participants after December 31, 2011, the LG&E SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the plan are subject to claims of the company’s creditors in the event of bankruptcy.

•

Benefit Formula. The LG&E SERP formula is equal to 64% of the average monthly compensation less: (1) 100% of the monthly qualified LG&E Pension Plan benefit payable at age 65; (2) 100% of the primary Social Security Benefit payable at age 65; (3) 100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and (4) 100% of the annuity value any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers. The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator of which is 15. “Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

•

Retirement Age. Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

62 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2020

PPL Executive Deferred Compensation Plan. The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2020 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the PPL Deferred Savings Plan, except for IRS-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from 2.02% to 68.73% during 2020. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2020, Messrs. Sorgi, Spence (who participated in the plan until his retirement), Bergstein and Dudkin, and Ms. Raphael, notionally invested in one or more of those funds.

In general, the NEOs who participate in this plan cannot withdraw any amounts from their deferred accounts until they have either left or retired from the company. However, the plan allows in-service withdrawals provided the date of payment is at least twelve months after the deferral election becomes irrevocable. In addition, the company’s Corporate Leadership Council, which currently consists of the CEO, CFO, and general counsel, has the discretion to approve a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E and KU Nonqualified Savings Plan. Mr. Thompson is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 35% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate is reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. Under this investment option, the interest is calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Thompson’s rate of return for 2020 was 3.7%.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

LG&E Energy Corp. Nonqualified Savings Plan. Mr. Thompson also has a hypothetical account in the LG&E Energy Corp. Nonqualified Savings Plan. This is a grandfathered deferred compensation plan that was closed to new contributions on January 1, 2005. The plan is unfunded and is not qualified for tax purposes. The plan is subject to claims of creditors in the event of bankruptcy. The hypothetical account is credited with interest in the same manner as the LG&E and KU Nonqualified Savings Plan. Mr. Thompson’s rate of return for 2020 was 3.7%.

PPL CORPORATION 2021 Proxy Statement 63

EXECUTIVE COMPENSATION

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
Vincent Sorgi	PPL Executive Deferred Compensation Plan	$137,969	$53,135	$970,714	—	$2,679,462
William H. Spence	PPL Executive Deferred Compensation Plan	102,865	94,465	458,684	$(3,009,793)	—
Joseph P. Bergstein, Jr.	PPL Executive Deferred Compensation Plan	164,841	23,088	160,482	—	626,052
Paul W. Thompson	LG&E and KU Nonqualified Savings Plan	95,910	29,484	63,920	—	1,847,230
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	42,208	—	1,188,173
Joanne H. Raphael	PPL Executive Deferred Compensation Plan	43,390	34,841	171,713	—	1,100,407
Gregory N. Dudkin	PPL Executive Deferred Compensation Plan	21,288	639	36,323	—	343,158

(1)

The following NEOs deferred salary in 2020 in the amounts indicated: Sorgi — $28,992; Spence — $16,843; Bergstein — $35,619; Thompson — $36,795; and Raphael — $18,907, which is included in the “Salary” column of the Summary Compensation Table for 2020. In addition, the following NEOs deferred a portion of their cash incentive awards for 2019 performance paid in 2020, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2019: Sorgi — $108,977; Spence — $86,022; Bergstein — $129,222; Thompson — $59,115; Raphael — $24,483; and Dudkin — $21,288.

(2)	Amounts in this column are company matching contributions during 2020 and are included in the Summary Compensation Table for 2020 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2020 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” or preferential earnings.

(4)

Represents the total balance of each NEO’s account as of December 31, 2020. Of the totals in this column, the following amounts were reported as compensation to the NEO in the Summary Compensation Table for previous years:

Name	Executive Contributions	Registrant Contributions	Total
Sorgi	$802,495	$131,455	$ 933,950
Spence	754,009	667,958	1,421,967
Bergstein	79,838	8,040	87,878
Thompson	151,191	87,316	238,507
Raphael	52,846	23,235	76,081
Dudkin	76,018	17,102	93,120

64 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF PPL CORPORATION

The following section describes the benefits payable to the company’s NEOs in two circumstances: (1) a change in control of PPL and (2) a termination of employment.

Change-in-Control Benefits

The company has entered into change-in-control severance agreements with each of its currently employed NEOs that provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”), as summarized below. See the table beginning on page 69 for the estimated value of benefits to be paid if any of the NEOs were terminated on December 31, 2020, after a change in control of PPL for qualifying reasons. The benefits provided under each NEO’s agreement replace any other severance benefits that the company or any prior severance or change-in-control agreement would provide to him or her.

Payment Triggers and Benefits

The following benefits will be paid if, in connection with a change in control, employment is terminated for any reason other than death, disability, retirement or “cause.” A voluntary termination of employment by an NEO would result in the payment of these benefits only if there was “good reason” for leaving. If an NEO is discharged for “cause”, there is no benefit payable before or after a change in control.

Terms of Agreement

Lump-sum Payment

•  Lump-sum payment equal to three times the sum of (1) each NEO’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the average annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs

Continued Health and Welfare / COBRA Payments

•  Lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination)

Incentive Compensation

•  Unpaid incentive compensation that has been allocated or awarded for a previous performance period

•  Lump-sum payment of all contingent cash incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance

Other Benefits

•  Outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000

•  Post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination or, if more favorable to the NEO, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs

Term of the Agreement

•  Continues in effect until December 31, 2020, and automatically extended for additional one-year periods

•  If a change in control occurs during the agreement’s term, the agreement expires no earlier than 24 months after the month in which the change in control occurs

PPL CORPORATION 2021 Proxy Statement 65

EXECUTIVE COMPENSATION

Defined Terms under Change-in-Control Agreements

Terms of Agreement

Change in Control

•  A change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•  An investor group acquires 30% or more of the company’s common stock;

•  A merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•  The sale or other disposition of substantially all the company’s assets

Cause	• Willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors

Good Reason

•  Includes a number of circumstances in which the NEO has a substantial adverse change in the employment relationship or duties assigned, including a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan

Additional Benefits

In addition to the benefits that the change-in-control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•

Under the SIP, the restriction period applicable to any outstanding restricted stock unit awards lapses upon termination within 24 months following a change in control. Under the ICPKE, the restriction period applicable to any outstanding restricted stock unit awards lapses upon change in control;

•

The performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though the NEO had achieved the goals satisfying the target award, subject to additional payout as set forth above under the terms of the change-in-control agreements;

•	Upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service;

•

Upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age; and

•

Upon a qualifying termination, (1) the term for options granted under the ICP and ICPKE is reduced to 36 months following the date of termination and (2) the term for options granted under the SIP is reduced to three years and 60 days following the date of termination for all outstanding options. For options granted under the ICP and ICPKE in 2010 or after, and for all options granted under the SIP, the exercise periods in the event of a change in control otherwise remain the full term.

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the PPL Supplemental Compensation Pension Plan, the PPL EDCP, change-in-control agreements and the PPL DDCP if a change in control were to occur.

66 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Termination Benefits

The NEOs are entitled to various benefits in the event of a termination of employment for reasons of retirement, voluntary termination, death, disability, or involuntary termination not for cause, but the value of those benefits and their components vary depending upon the circumstances.

For a termination of employment due to a change in control, the benefits provided under the Company’s change-in-control agreements, as discussed above in “Change-in-Control Arrangements,” replace any other severance benefits provided to the NEOs by PPL.

Severance

See “CD&A — Additional Information — Other Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The NEOs are all participants in the PPL Executive Severance Plan.

•

The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy.

•

Pursuant to this plan, each of the NEOs is eligible for two years of base salary, a lump-sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability by the NEO.

The table under “Summary of Benefits – Termination Events” below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits.”

Annual Cash Incentive Awards

•

It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Messrs. Bergstein and Sorgi are currently ineligible to retire; therefore, if either was to leave voluntarily, he would not be entitled to an annual cash incentive award.

Long-term Incentive Awards

PPL Restricted Stock Units

•

Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the ICPKE and the SIP. Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement-eligible.

PPL Performance Units

•

For TSR-based performance units, if the NEO is eligible to retire and retires after the first year of the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance. Otherwise, the full award is forfeited.

For ROE-based performance units, if the NEO is eligible to retire and retires at any time during the performance period, the NEO is eligible for the award, if any, without proration at the end of the performance period based upon actual performance.

In the event of termination due to death or disability, all TSR-based performance units are prorated for the portion of the performance cycle prior to termination and the award is paid out at the end of the performance period based upon actual performance. There is no proration upon termination due to death or disability for ROE-based performance units and the award is paid out at the end of the performance period based upon actual performance.

All performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

PPL CORPORATION 2021 Proxy Statement 67

EXECUTIVE COMPENSATION

PPL Stock Options

All stock options currently outstanding are fully vested and exercisable and therefore are not reflected in the table below.

The term of all previously granted PPL stock options is 10 years. No stock options have been granted since 2013. Upon the below-stated events of termination, the executive may exercise options as follows:

•

In the event of retirement, (1) for options granted under the SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP and ICPKE, the executive has the remaining term to exercise the options.

•

In the event of termination of employment as a result of death or disability, the term for options granted under the ICP and ICPKE is reduced to 36 months, and under the SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•

In the event of voluntary termination of employment for reasons other than noted above, under the ICP, ICPKE and SIP, NEOs have a maximum of 60 days to exercise options granted that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the NEOs must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

Summary of Benefits – Termination Events

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the NEOs assuming a termination of employment as of December 31, 2020, for reasons of retirement, voluntary termination, death, disability, involuntary termination not for cause, change of control or qualifying termination in connection with a change in control. In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Assumptions for the table below:

•	For NEOs eligible to retire (Messrs. Thompson and Dudkin, and Ms. Raphael), we have assumed the executive retires in the case of voluntary or involuntary termination.

•

For Mr. Spence, we used June 1, 2020, his actual date of retirement from the company. The disclosure in the table for Mr. Spence is limited to the termination event that actually occurred. All payments and other terms of Mr. Spence’s retirement follow provisions outlined in his original offer letter in 2006 and no modification or special benefits were made upon his retirement.

•	For all other NEOs, we have assumed the termination event occurred as of December 31, 2020.

•

In all events where TSR-based performance units are not forfeited, we have included the prorated value based on the assumption of performance achievement at target, except where the NEO is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

The table does not repeat information disclosed in the “Pension Benefits in 2020” table, the “Nonqualified Deferred Compensation in 2020” table or the “Outstanding Equity Awards at Fiscal Year-End 2020” table, except to the extent that vesting or payment may be accelerated. If an NEO did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If an NEO had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected, as noted as such in the footnotes to the table.

68 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

Account balances under the PPL EDCP, the LG&E and KU Nonqualified Savings Plan and the LG&E Energy Corp. Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2020” table on page 64 above and are not included in the table below.

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Following a Change in Control
Vincent Sorgi
Severance payable in cash(1)	—	—	—	$2,200,000		—	$6,569,298
Other separation benefits(2)	—	$ 275,000	—	97,490		—	97,490
Restricted stock units(3)	—	1,174,785	$1,174,785	—	(6)	—	1,174,785
Performance units — TSR(4)	—	1,312,630	1,312,630	—	(6)	$1,312,630	1,312,630
Performance units — ROE(5)	—	2,349,566	2,349,566	—	(6)	1,312,630	1,312,630
William H. Spence
Severance payable in cash(1)	N/A	N/A	N/A	N/A		N/A	N/A
Other separation benefits(2)	N/A	N/A	N/A	N/A		N/A	N/A
Restricted stock units(3)	$3,071,604	N/A	N/A	N/A		N/A	N/A
Performance units — TSR(4)	4,337,509	N/A	N/A	N/A		N/A	N/A
Performance units — ROE(5)	6,108,520	N/A	N/A	N/A		N/A	N/A
Joseph P. Bergstein, Jr.
Severance payable in cash(1)	—	—	—	1,150,000		—	3,275,655
Other separation benefits(2)	—	143,750	—	96,825		—	96,825
Restricted stock units(3)	—	333,335	333,335	—	(6)	—	333,335
Performance units — TSR(4)	—	365,687	365,687	—	(6)	365,687	365,687
Performance units — ROE(5)	—	688,788	688,788	—	(6)	365,687	365,687
Paul W. Thompson
Severance payable in cash(1)	—	—	—	1,325,800		—	4,944,447
Other separation benefits(2)	—	—	—	107,150		—	107,150
Restricted stock units(3)	536,739	536,739	536,739	536,739		—	536,739
Performance units — TSR(4)	1,073,448	729,311	729,311	1,073,448		729,311	729,311
Performance units — ROE(5)	1,073,448	1,073,448	1,073,448	1,073,448		729,311	729,311
Joanne H. Raphael
Severance payable in cash(1)	—	—	—	1,215,400		—	4,271,364
Other separation benefits(2)	—	151,925	—	80,563		—	80,563
Restricted stock units(3)	578,664	578,664	578,664	578,664		—	578,664
Performance units — TSR(4)	1,157,205	778,948	778,948	1,157,205		778,948	778,948
Performance units — ROE(5)	1,157,205	1,157,205	1,157,205	1,157,205		778,948	778,948
Gregory N. Dudkin
Severance payable in cash(1)	—	—	—	1,215,400		—	3,951,915
Other separation benefits(2)	—	151,925	—	98,168		—	98,168
Restricted stock units(3)	591,974	591,974	591,974	591,974		—	591,974
Performance units — TSR(4)	1,183,919	805,343	805,343	1,183,919		805,343	805,343
Performance units — ROE(5)	1,183,919	1,183,919	1,183,919	1,183,919		805,343	805,343

(1)	For purposes of this table, we have assumed the NEOs, other than Mr. Spence, are eligible for benefits under their respective change-in-control agreements.

See “Termination Benefits – Severance” for a summary of the payment of severance benefits that the NEOs included in the table, other than Mr. Spence, are eligible for in the event of an involuntary termination not for cause if they are not eligible to receive severance payments under another plan or any agreement.

In the event of termination of employment in connection with a change in control of PPL Corporation, each NEO, other than Mr. Spence, is eligible for the specified benefits described under “Change-in-Control Benefits” above. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

PPL CORPORATION 2021 Proxy Statement 69

EXECUTIVE COMPENSATION

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for each NEO are calculated in accordance with the applicable formula described under “Change-in-Control Benefits” above.

(2)

In the event of their death, the surviving spouses of Messrs. Bergstein, Sorgi and Dudkin, and Ms. Raphael, are eligible to receive a lump-sum payment equal to three months of their respective base salary.

Under the PPL Executive Severance Plan, each NEO, other than Mr. Spence, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. See “Termination Benefits – Severance” above.

Under the terms of the change-in-control agreements of each of the NEOs, other than Mr. Spence, the executive is eligible for specific benefits described under “Change-in-Control Benefits” above. The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column.

(3)

Total outstanding performance-contingent restricted stock units and restricted stock units are included in the “Outstanding Equity Awards at Fiscal Year-End 2020” table above. The amounts included in this table reflect the value of the performance-contingent restricted stock units and restricted stock units that would become immediately vested as a result of each event as of December 31,2020 (June 1, 2020 for Mr. Spence), including the impact of the rounding of fractional shares. The table set forth below this note shows the number of units accelerated and payable, including accumulated dividend equivalents, as well as the number forfeited upon the occurrence of each termination event. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock Units

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	41,659	41,659	—	—	41,659
Forfeited	41,659	—	—	41,659	—	—
William H. Spence
Accelerated	108,308	N/A	N/A	N/A	N/A	N/A
Forfeited	—	N/A	N/A	N/A	N/A	N/A
Joseph P. Bergstein, Jr.
Accelerated	—	11,820	11,820	—	—	11,820
Forfeited	11,820	—	—	11,820	—	—
Paul W. Thompson
Accelerated	19,033	19,033	19,033	19,033	—	19,033
Forfeited	—	—	—	—	—	—
Joanne H. Raphael
Accelerated	20,520	20,520	20,520	20,520	—	20,520
Forfeited	—	—	—	—	—	—
Gregory N. Dudkin
Accelerated	20,992	20,992	20,992	20,992	—	20,992
Forfeited	—	—	—	—	—	—

70 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

(4)

The table includes the value of the TSR-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2020 (June 1, 2020 for Mr. Spence). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — TSR

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	46,547	46,547
Forfeited	83,318	36,771	36,771	83,318	36,771	36,771
Available after performance period completed	—	46,547	46,547	—	—	—
William H. Spence
Accelerated	—	N/A	N/A	N/A	N/A	N/A
Forfeited	61,870	N/A	N/A	N/A	N/A	N/A
Available after performance period completed	153,812	N/A	N/A	N/A	N/A	N/A
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	12,968	12,968
Forfeited	24,425	11,457	11,457	24,425	11,457	11,457
Available after performance period completed	—	12,968	12,968	—	—	—
Paul W. Thompson
Accelerated	—	—	—	—	25,862	25,862
Forfeited	—	12,203	12,203	—	12,203	12,203
Available after performance period completed	38,066	25,862	25,862	38,066	—	—
Joanne H. Raphael
Accelerated	—	—	—	—	27,622	27,622
Forfeited	—	13,413	13,413	—	13,413	13,413
Available after performance period completed	41,036	27,622	27,622	41,036	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	28,558	28,558
Forfeited	—	13,425	13,425	—	13,425	13,425
Available after performance period completed	41,983	28,558	28,558	41,983	—	—

PPL CORPORATION 2021 Proxy Statement 71

EXECUTIVE COMPENSATION

(5)

The table includes the value of the ROE-based performance units and accumulated dividend equivalents that would become payable as a result of each event as of December 31, 2020 (June 1, 2020 for Mr. Spence). The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units — ROE

(#)

Name	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
Vincent Sorgi
Accelerated	—	—	—	—	46,547	46,547
Forfeited	83,318	—	—	83,318	36,771	36,771
Available after performance period completed	—	83,318	83,318	—	—	—
William H. Spence
Accelerated	—	N/A	N/A	N/A	N/A	N/A
Forfeited	—	N/A	N/A	N/A	N/A	N/A
Available after performance period completed	216,614	N/A	N/A	N/A	N/A	N/A
Joseph P. Bergstein, Jr.
Accelerated	—	—	—	—	12,968	12,968
Forfeited	24,425	—	—	24,425	11,457	11,457
Available after performance period completed	—	24,425	24,425	—	—	—
Paul W. Thompson
Accelerated	—	—	—	—	25,862	25,862
Forfeited	—	—	—	—	12,203	12,203
Available after performance period completed	38,066	38,066	38,066	38,066	—	—
Joanne H. Raphael
Accelerated	—	—	—	—	27,622	27,622
Forfeited	—	—	—	—	13,413	13,413
Available after performance period completed	41,036	41,036	41,036	41,036	—	—
Gregory N. Dudkin
Accelerated	—	—	—	—	28,558	28,558
Forfeited	—	—	—	—	13,425	13,425
Available after performance period completed	41,983	41,983	41,983	41,983	—	—

(6)

In the event of involuntary termination for reasons other than for cause, Messrs. Bergstein and Sorgi would forfeit all outstanding restricted stock units and performance units because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the Compensation Committee.

72 PPL CORPORATION 2021 Proxy Statement

EXECUTIVE COMPENSATION

CEO PAY RATIO

The ratio of our CEO’s total compensation to our median employee’s total compensation, the CEO Pay Ratio, is a reasonable estimate calculated in a manner consistent with SEC rules. We identified our median employee using our global employee population of 12,229 as of October 1, 2020. To determine our median employee, we used regular wages, including annual cash incentive and other bonuses and overtime, as our consistently applied compensation measure, and annualized pay for those who commenced work during 2020. Using statistical sampling, we initially identified employees within 5% below and 5% above estimated median pay. From this group of employees, we selected our median employee, taking into consideration employees whose pay was projected to be consistent year-over-year and further excluding employees that have experienced higher pay volatility over the past five years.

After identifying the median employee, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table (SCT) on page 52, which includes salary and overtime pay, as well as cash incentive payments, change in pension value and company matching contributions to the 401(k) employee savings plan. Due to the retirement of our former CEO and promotion of Mr. Sorgi to CEO on June 1, 2020, Mr. Sorgi’s 2020 compensation as reported in the SCT includes his pay in his role as President and COO and as President and CEO during the year. For this reason, in accordance with SEC rules and regulations for purposes of this pay ratio calculation, we annualized Mr. Sorgi’s CEO compensation, including base salary, annual cash incentive award, long-term equity incentive awards, and company matching contributions to the 401(k) employee savings plan and PPL EDCP, to best reflect what Mr. Sorgi’s total pay would have been in the SCT had he served in the CEO role for the full year. For 2020, our CEO’s annualized total compensation was $9,190,004, while our median employee’s total compensation was $144,648. Accordingly, our CEO Pay Ratio was 64 to 1.

PPL CORPORATION 2021 Proxy Statement 73

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What are you voting on?	The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte & Touche LLP, or Deloitte, as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Fees to Independent Auditor for 2020 and 2019

For the fiscal years ended December 31, 2020 and 2019, Deloitte served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by Deloitte for the audit of our company’s annual financial statements for the fiscal years ended December 31, 2020 and 2019, and also includes fees for other services rendered. The amounts set forth in the table below include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.

	2020	2019
	(In thousands)
Audit fees(a)	$6,567	$6,060
Audit-related fees(b)	915	1556
Tax fees(c)	2,342	660
All other fees(d)	19	6

(a)

Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes performance of specific agreed-upon procedures and due diligence activities.

(c)	Includes fees for tax advice in connection with due diligence, new legislation and tax credit consulting.

(d)	Includes fees for accounting advice on a rate case and access to a Deloitte online accounting research tool.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2020 and 2019 services provided by Deloitte.

* * * * * *

Representatives of Deloitte are expected to be present at the Virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of Deloitte. If the shareowners do not ratify the selection of Deloitte, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

74 PPL CORPORATION 2021 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required for Ratification. The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class, is required to ratify the appointment of Deloitte as the company’s independent registered public accounting firm.

Your Board of Directors recommends that you vote FOR Proposal 3

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Deloitte & Touche LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be provided by the independent auditor. Deloitte & Touche LLP commenced service as the company’s independent auditor in 2016. Each year, the Audit Committee evaluates the performance and independence of the independent auditor. When deciding whether to reappoint the independent auditor, the Audit Committee considers various factors, including the historical and recent performance of the independent auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also periodically solicits competitive proposals for audit services from other independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable auditing standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Deloitte & Touche LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with the Global Chief Compliance Officer as well as various members of management. With respect to risk management, the Audit Committee regularly reviews information with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation Committee reviews various risks related to compensation matters, and the Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance.

PPL CORPORATION 2021 Proxy Statement 75

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

Audit Committee

Steven G. Elliott, Chair

Arthur P. Beattie

Keith H. Williamson

Phoebe A. Wood

Armando Zagalo de Lima

76 PPL CORPORATION 2021 Proxy Statement

GENERAL INFORMATION

On what matters am I voting?

There are three proposals scheduled to be voted on at the meeting:

•	the election of nine directors, as listed in this proxy statement, for a term of one year;

•	an advisory vote to approve the compensation of our named executive officers, or NEOs; and

•	the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to participate in the virtual Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2020.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the internet. Accordingly, commencing on or about April 7, 2021, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

PPL CORPORATION 2021 Proxy Statement 77

GENERAL INFORMATION

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 26, 2021, may vote at the virtual Annual Meeting or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the internet, by telephone, by mail or by participating in the virtual Annual Meeting.

•	Via the internet

If you received a Notice, you may vote by proxy at www.proxyvote.com by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. When you call, please have the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The telephone and internet voting facilities for shareowners of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m., Eastern Time, on May 17, 2021.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m., Eastern Time, on May 17, 2021 in order for your vote to be counted.

•	By participating in the virtual Annual Meeting

See “How can I participate in the Annual Meeting” below for instructions as to how you can vote at the virtual meeting.

78 PPL CORPORATION 2021 Proxy Statement

GENERAL INFORMATION

If you vote via the internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the advisory vote to approve compensation of NEOs; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021.

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the internet, by telephone or by mail.

As a participant in the PPL Corporation Employee Stock Ownership Plan, or ESOP, how do I vote shares held in my plan account?

If you are a participant in our ESOP, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. ESOP participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 26, 2021 will be voted by the trustee in accordance with your instructions. Participants may not vote at the Annual Meeting. Similar to the process for shareowners of our common stock who receive printed proxy materials, you may vote by mail, telephone or on the internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Eastern Time, on May 13, 2021, if you vote by mail, by telephone or on the internet. Please follow the ballot instructions specific to the participants in the ESOP.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 17, 2021;

•	completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or internet voting procedures; or

•	voting at the virtual Annual Meeting.

PPL CORPORATION 2021 Proxy Statement 79

GENERAL INFORMATION

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote at the virtual Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Deloitte & Touche LLP, as this matter is considered routine under the applicable NYSE rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

How can I participate in the Annual Meeting?

Due to continued COVID-19 concerns and for the safety of our employees and shareowners, this year’s Annual Meeting will be held in a virtual meeting format only, which will be conducted live through an audio webcast on the internet. You will not be able to attend the Annual Meeting in-person. The virtual meeting affords shareowners the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/PPL2021 and entering the 16-digit control number included on your Notice, proxy card or the voting instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:30 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 855-449-0991 (toll-free) or 720-378-5962 (toll and international line). If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, www.pplweb.com/PPLCorpProxy, including information on when the meeting will be reconvened.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

•

Before the meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice or on your proxy card. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” You may submit questions through this pre-meeting forum until the start of the meeting.

•

During the meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/PPL2021 to attend the meeting, during which you may type your question into the “Ask a Question” field, and click “Submit.” You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, service issues or customer bills, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters

80 PPL CORPORATION 2021 Proxy Statement

GENERAL INFORMATION

that cannot be answered during the meeting due to time constraints will be posted online and answered at www.pplweb.com/PPLCorpProxy. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

How will the Annual Meeting be conducted?

The Chair of our Board (or any other person designated by our Board) has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules of conduct, which will be available prior to the virtual meeting at www.pplweb.com/PPLCorpProxy, for shareowners who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareowners, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing shareowners who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. Consistent with our prior in-person annual meetings, however, we expect that all questions submitted in accordance with the rules of conduct generally will be addressed.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present at the virtual meeting, or by proxy, to constitute a quorum. As of the record date of February 26, 2021, there were 769,416,922 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, at the virtual meeting or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our articles of incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/governance).

Proposal 1 (election of directors) and Proposal 2 (advisory vote to approve executive compensation) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

PPL CORPORATION 2021 Proxy Statement 81

GENERAL INFORMATION

Proposal 3 (ratification of auditor) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the Annual Meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the Annual Meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

•	Shareowners of Record

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name will receive only one copy of the Notice or, if you receive paper copies of the proxy materials, one copy of this Proxy Statement and the 2020 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future notices or proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of the Notice or this Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of the Notice or proxy materials for your household, please contact EQ Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854, or by phone at 800-345-3085.

Alternatively, if you participate in householding and wish to receive a separate copy of the Notice or this Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact as indicated above and a separate copy will be sent to you promptly.

82 PPL CORPORATION 2021 Proxy Statement

GENERAL INFORMATION

•	Beneficial Owners

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record. You may also contact Broadridge in writing: ATTN: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by phone at 866-540-7095.

When are the 2022 shareowner proposals due?

To be included in the proxy materials for the 2022 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 8, 2021:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2022 Annual Meeting.

Acronyms used in this proxy statement

CD&A	Compensation Discussion and Analysis	NEO	Named executive officer
Corporate EPS	Earnings per share from ongoing operations as adjusted for compensation purposes	NYSE	New York Stock Exchange
DDCP	Directors Deferred Compensation Plan	PPL	PPL Corporation
EPS	Earnings per share from ongoing operations	PPL EDCP	PPL Executive Deferred Compensation Plan
ESG	Environmental, Social and Governance	PPL Electric	PPL Electric Utilities Corporation
ESOP	Employee Stock Ownership Plan	ROE	Return on Equity
GAAP	Generally accepted accounting principles	SEC	Securities and Exchange Commission
GNC	Governance and Nominating Committee	SERP	Supplemental Executive Retirement Plan
ICP	Incentive Compensation Plan	SIP	Amended and Restated 2012 Stock Incentive Plan
ICPKE	Incentive Compensation Plan for Key Employees	TSR	Total Shareowner Return
IRS	Internal Revenue Service	UTY	Philadelphia Stock Exchange Utility Index
LKE	LG&E and KU Energy LLC	WPD	Western Power Distribution
LTI	Long-term Incentives

PPL CORPORATION 2021 Proxy Statement 83

ANNEX A

RECONCILIATION OF FINANCIAL MEASURES (UNAUDITED)

Reconciliation of Net Income to Earnings from Ongoing Operations

As Adjusted for Compensation Purposes

After-Tax (Unaudited)	2020
(in millions)	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	PPL Corporation

Net Income	$ 686	$418	$497	$(132)	$1,469

Less: Special Items (expense) benefit:(1)

Foreign currency economic hedges, net of tax of $57	(216)				(216)

Talen litigation costs, net of tax of $3				(13)	(13)

COVID-19 impact, net of taxes of $4, $2, $0, $0(2)	(15)	(5)	(1)	(1)	(22)

U.K. tax rate change	(102)				(102)

Strategic corporate initiatives, net of tax of $0, $0, $0, $3	(8)			(11)	(19)

Executive retirements benefits, net of tax of $2				(6)	(6)

Total Special Items	(341)	(5)	(1)	(31)	(378)

Earnings from Ongoing Operations	$1,027	$423	$498	$(101)	$1,847

Goal Adjustments, net of tax:

Exclude certain allocated financing costs(3)		32

Exclude domestic PPL Global activity(4)	(73)

U.K. tax rate change(5)	14

U.K. volume variance(6)	57

Goal Results in USD	$1,025	$455	$498

Average GBP to USD exchange rate of $1.28 per GBP

Goal Results in GBP	£ 798

After-Tax (Unaudited)	2020
(per share - diluted)	U.K. Reg.	KY Reg.	PA Reg.	Corp. & Other	PPL Corporation

Net Income	$ 0.89	$0.54	$0.65	$(0.17)	$1.91

Less: Special Items (expense) benefit:(1)

Foreign currency economic hedges	(0.27)				(0.27)

Talen litigation costs				(0.02)	(0.02)

COVID-19 impact(2)	(0.02)	(0.01)			(0.03)

U.K. tax rate change	(0.14)				(0.14)

Strategic corporate initiatives	(0.01)			(0.01)	(0.02)

Executive retirements benefits				(0.01)	(0.01)

Total Special Items	(0.44)	(0.01)	—	(0.04)	(0.49)

Earnings from Ongoing Operations	$ 1.33	$0.55	$0.65	$(0.13)	$2.40

Goal Adjustments:

U.K. tax rate change(5)					0.02

U.K. volume variance(6)					0.07

Goal Result					$2.49

(1)

See Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations in PPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information on special items.

A-1

(2)

COVID-19 impact relates to incremental costs for labor not chargeable to capital projects due to U.K. government lockdown restrictions, outside services, customer payment processing, purchases of personal protective equipment and other safety-related actions associated with the COVID-19 pandemic.

(3)

The Kentucky Regulated Business Segment net income goal is based on LKE ongoing net income and therefore the goal target and result exclude certain acquisition-related financing costs that are allocated to the Kentucky Regulated Segment.

(4)

The U.K. Regulated Segment consists of PPL Global, LLC (“PPL Global”), which primarily includes WPD’s regulated electricity distribution operations, the results of hedging the translation of WPD’s earnings from British pound sterling (“GBP”) into U.S. dollars, and certain costs, such as U.S. income taxes, administrative costs and allocated acquisition-related financing costs. The U.K. Business Segment net income goal is based on WPD ongoing net income in GBP from its regulated electricity distribution operations, and therefore the goal target and goal result both exclude all domestic PPL Global USD ongoing activity.

(5)

The U.K. corporation tax rate was scheduled to be reduced from 19% to 17%, effective April 1, 2020. On March 11, 2020, the U.K. Finance Act 2020 included a cancellation of the tax rate reduction to 17%, thereby maintaining the corporation tax rate at 19%. The U.K. Finance Act 2020 was formally enacted on July 22, 2020. The primary impact of the cancellation of the corporate tax rate reduction was an increase in deferred tax liabilities and a corresponding deferred tax expense that was treated as a special item for earnings from ongoing operations. In addition, the impact of the U.K. tax rate change on 2020 earnings after the effective date was adjusted for goal results.

(6)

Goal results are adjusted to eliminate U.K. sales volume variances that are recoverable in future years through the correction factor true-up mechanism. The correction factor, either positive or negative, represents the difference between actual regulated demand revenue and allowed demand revenue in a given period.

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to net income, an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•	Unrealized gains or losses on foreign currency economic hedges (as discussed below).
•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings and anticipated proceeds from the potential sale of its U.K. utility business. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings.

A-2

SHAREOWNER INQUIRIES:

Equiniti Trust Company

EQ Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 1-651-450-4064

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

FOR QUESTIONS ABOUT PPL CORPORATION OR ITS SUBSIDIARIES:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

PPL Corporate Offices: 1-610-774-5151

PPL Corporation, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2020 is available without charge by writing to the PPL Treasury Department at the address provided above or by requesting it through, or accessing it on, the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the virtual Annual Meeting or not, you may vote over the internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

PL CORPORATION C/O PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/PPL2021 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed proxy card no later than 11:59 p.m. Eastern Time on May 17, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40923-P50087-Z79194 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PPL CORPORATION The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1 and FOR Proposals 2 and 3. 1.Election of directors: 1a. Arthur P. Beattie 1b. Steven G. Elliott 1c. Raja Rajamannar 1d. Craig A. Rogerson 1e. Vincent Sorgi 1f. Natica von Althann 1g. Keith H. Williamson 1h. Phoebe A. Wood 1i. Armando Zagalo de Lima For Against Abstain 2. Advisory vote to approve compensation of named executive officers 3. Ratification of the appointment of Independent Registered Public Accounting Firm For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS TUESDAY, MAY 18, 2021 9:00 A.M. EASTERN TIME D40924-P50087-Z79194 PPL CORPORATION Annual Meeting of Shareowners May 18, 2021 9:00 A.M. This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2021 Vincent Sorgi and Joanne H. Raphael, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 18, 2021, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each Director Nominee included in Proposal 1 and “FOR” Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Vincent Sorgi and Joanne H. Raphael, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof. Continued and to be signed on reverse side

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2021. Have your ballot card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2021. Have your ballot card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your ballot card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your mailed ballot card no later than 11:59 p.m. Eastern Time on May 13, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40925-P50087-Z79194 KEEP THIS PORTION FOR YOUR RECORDS THIS BALLOT CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PPL CORPORATION The Board of Directors Recommends a Vote FOR Each Director Nominee Included in Proposal 1 and FOR Proposals 2 and 3. 1.Election of directors: 1a. Arthur P. Beattie 1b. Steven G. Elliott 1c. Raja Rajamannar 1d. Craig A. Rogerson 1e. Vincent Sorgi 1f. Natica von Althann 1g. Keith H. Williamson 1h. Phoebe A. Wood 1i. Armando Zagalo de Lima For Against Abstain 2.Advisory vote to approve compensation of named executive officers 3.Ratification of the appointment of Independent Registered Public Accounting Firm For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PPL CORPORATION ANNUAL MEETING OF SHAREOWNERS TUESDAY, MAY 18, 2021 9:00 A.M. EASTERN TIME D40926-P50087-Z79194 PPL CORPORATION Annual Meeting of Shareowners May 18, 2021 9:00 A.M. Employee Stock Ownership Plan (ESOP) This ballot is solicited by the Board of Directors This is a ballot for voting these shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the internet. Fidelity Management Trust Company, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 18, 2021. If you do not return your ballot card, or return it unsigned, or do not vote by telephone or internet, the ESOP provides that the Trustee will vote these shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. Please review the information carefully and indicate how you wish these shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or internet) to Fidelity Management Trust Company’s agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or internet is extremely important. This ballot, if sent by mail, must be received by 11:59 p.m. (ET) on May 13, 2021 in order for your vote to be counted. If you wish to vote by telephone or on the internet, please follow the instructions on the reverse side. Continued and to be signed on reverse side